Exhibit 4.8

EXECUTION COPY

CASEY’S GENERAL STORES, INC.

$50,000,000

5.72% Senior Notes, Series A

due September 30, 2019

$50,000,000

5.72% Senior Notes, Series B

due March 30, 2020

NOTE PURCHASE AGREEMENT

Dated as of September 29, 2006

Series A PPN: 147528 D# 7

Series B PPN: 147528 E* 0

6.	REPRESENTATIONS OF THE PURCHASER		11
	6.1.	Purchase for Investment	11
	6.2.	Source of Funds	11

7.	INFORMATION AS TO COMPANY		13
	7.1.	Financial and Business Information	13
	7.2.	Officer’s Certificate	15
	7.3.	Visitation	16

8.	PREPAYMENT OF THE NOTES		16
	8.1.	Required Prepayments; Maturity	16
	8.2.	Optional Prepayments with Make-Whole Amount	17
	8.3.	Allocation of Partial Prepayments	18
	8.4.	Maturity; Surrender, Etc	18
	8.5.	Purchase of Notes	18
	8.6.	Make-Whole Amount	18

9.	AFFIRMATIVE COVENANTS		20
	9.1.	Compliance with Law	20
	9.2.	Insurance	20
	9.3.	Maintenance of Properties	20
	9.4.	Payment of Taxes and Claims	21
	9.5.	Corporate Existence, Etc	21
	9.6.	Books and Records	21

10.	NEGATIVE COVENANTS		21
	10.1.	Consolidated Total Debt	21
	10.2.	Priority Debt	22
	10.3.	Indebtedness of Subsidiaries	22
	10.4.	Limitations on Liens	22
	10.5.	Merger, Consolidation, Etc.	24
	10.6.	Sale of Assets	25
	10.7.	Terrorism Sanctions Regulations	25
	10.8.	Nature of Business	26
	10.9.	Transactions with Affiliates	26

11.	EVENTS OF DEFAULT		26

12.	REMEDIES ON DEFAULT, ETC		28
	12.1.	Acceleration	28
	12.2.	Other Remedies	29
	12.3.	Rescission	29
	12.4.	No Waivers or Election of Remedies, Expenses, Etc	29

13.	REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES		29
	13.1.	Registration of Notes	29
	13.2.	Transfer and Exchange of Notes	30
	13.3.	Replacement of Notes	30

14.	PAYMENTS ON NOTES		31
	14.1.	Place of Payment	31
	14.2.	Home Office Payment	31

15.	EXPENSES, ETC		31
	15.1.	Transaction Expenses	31
	15.2.	Survival	32

16.	SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT		32

17.	AMENDMENT AND WAIVER		32
	17.1.	Requirements	32
	17.2.	Solicitation of Holders of Notes	33
	17.3.	Binding Effect, Etc	33
	17.4.	Notes held by Company, Etc	34

18.	NOTICES		34

19.	REPRODUCTION OF DOCUMENTS		34

20.	CONFIDENTIAL INFORMATION		35

21.	SUBSTITUTION OF PURCHASER		36

22.	MISCELLANEOUS		36
	22.1.	Successors and Assigns	36
	22.2.	Payments Due on Non-Business Days	36
	22.3.	Accounting Terms	36
	22.4.	Severability	37
	22.5.	Construction, Etc	37
	22.6.	Counterparts	37
	22.7.	Governing Law	37
	22.8.	Jurisdiction	37

SCHEDULE A	—	Information Relating to Purchasers

SCHEDULE B	—	Defined Terms

SCHEDULE 5.3	—	Disclosure Materials

SCHEDULE 5.4	—	Organization and Ownership of Shares of Subsidiaries; Affiliates

SCHEDULE 5.5	—	Financial Statements

SCHEDULE 5.14	—	Use of Proceeds

SCHEDULE 5.15	—	Existing Indebtedness; Future Liens

SCHEDULE 5.18	—	Environmental Matters – Certain Products of the Company and its Subsidiaries

SCHEDULE 10.3	—	Indebtedness of Subsidiaries

SCHEDULE 10.4	—	Liens

EXHIBIT 1(a)	—	Form of Series A Senior Note

EXHIBIT 1(b)	—	Form of Series B Senior Note

EXHIBIT 4.4(a)	—	Form of Opinion of Counsel for the Company

EXHIBIT 4.4(b)	—	Form of Opinion of Special Counsel for the Purchasers

CASEY’S GENERAL STORES, INC.

One Convenience Boulevard

Ankeny, Iowa 50021

(515) 965-6100

Fax: (515) 965-6160

$50,000,000 5.72% Senior Notes, Series A, due September 30, 2019

$50,000,000 5.72% Senior Notes, Series B, due March 30, 2020

Dated as of September 29, 2006

TO EACH OF THE PURCHASERS LISTED IN THE ATTACHED SCHEDULE A:

Ladies and Gentlemen:

CASEY’S GENERAL STORES, INC., an Iowa corporation (the “Company”), agrees with each of the purchasers whose names appear at the end hereof (each, a “Purchaser” and, collectively, the “Purchasers”) as follows:

1. AUTHORIZATION OF NOTES.

The Company has authorized the issue and sale of $100,000,000 aggregate principal amount of its Senior Notes consisting of (i) $50,000,000 aggregate principal amount of its 5.72% Senior Notes, Series A, due September 30, 2019 (the “Series A Notes”) and (ii) $50,000,000 aggregate principal amount of its 5.72% Senior Notes, Series B, due March 30, 2020 (the “Series B Notes” and, together with the Series A Notes, the “Notes”, such term to include any such notes issued in substitution therefor pursuant to Section 13 of this Agreement). The Notes will be substantially in the form set out in Exhibits 1(a) and 1(b), with such changes therefrom, if any, as may be approved by you and the Company. Certain capitalized and other terms used in this Agreement are defined in Schedule B; references to a “Schedule” or an “Exhibit” are, unless otherwise specified, to a Schedule or an Exhibit attached to this Agreement.

2. SALE AND PURCHASE OF NOTES.

Subject to the terms and conditions of this Agreement, the Company will issue and sell to each Purchaser and each Purchaser will purchase from the Company, at the Closings provided for in Section 3, Notes in the principal amount specified opposite such Purchaser’s name in Schedule A at the purchase price of 100% of the principal amount thereof. The Purchasers’ obligations hereunder are several and not joint obligations and no Purchaser shall have any liability to any Person for the performance or non-performance of any obligation by any other Purchaser hereunder.

3. CLOSINGS.

The sale and purchase of the Series A Notes to be purchased by each Purchaser purchasing Series A Notes shall occur at the offices of Gardner Carton & Douglas LLP, 191 North Wacker Drive, Suite 3700, Chicago, Illinois 60606 at 9:00 a.m., Chicago time, at a closing on September 29, 2006 (the “First Closing”) and the sale and purchase of the Series B Notes to be purchased by each Purchaser purchasing Series B Notes shall occur at such offices at a closing on March 30, 2007 (the “Second Closing” and, together with the First Closing, the “Closings”) or in either case on such other Business Day thereafter, not later than September 30, 2006 in the case of the First Closing and April 5, 2007 in the case of the Second Closing, as may be agreed upon by the Company and the Purchasers that are scheduled to purchase Notes at such Closing. At each Closing the Company will deliver to each Purchaser the Notes to be purchased by such Purchaser in the form of a single Note (or such greater number of Notes in denominations of at least $250,000 as you may request) dated the date of the Closing and registered in such Purchaser’s name (or in the name of its nominee), against delivery by such Purchaser to the Company or its order of immediately available funds in the amount of the purchase price therefor by wire transfer of immediately available funds for the account of the Company to account number 9870527502 at UMB Bank, n.a., Kansas City, Missouri, ABA No. 101000695. If at the applicable Closing the Company shall fail to tender such Notes to any Purchaser as provided above in this Section 3, or any of the conditions specified in Section 4 shall not have been fulfilled to such Purchaser’s satisfaction, such Purchaser shall, at its election, be relieved of all further obligations under this Agreement, without thereby waiving any rights such Purchaser may have by reason of such failure or such nonfulfillment.

4. CONDITIONS TO CLOSING.

Each Purchaser’s obligation to purchase and pay for the Notes to be sold to such Purchaser at each Closing is subject to the fulfillment to such Purchaser’s satisfaction, prior to or at such Closing, of the following conditions:

4.1. Representations and Warranties.

The representations and warranties of the Company in this Agreement shall be correct when made and at the time of each Closing.

4.2. Performance; No Default.

The Company shall have performed and complied with all agreements and conditions contained in this Agreement required to be performed or complied with by it prior to or at each Closing and after giving effect to the issue and sale of the Notes to be sold at such Closing (and the application of the proceeds thereof as contemplated by Section 5.14) no Default or Event of Default shall have occurred and be continuing.

4.3. Compliance Certificates.

(a) Officer’s Certificate. The Company shall have delivered to such Purchaser an Officer’s Certificate, dated the date of the applicable Closing, certifying that the conditions specified in Sections 4.1, 4.2 and 4.9 have been fulfilled.

(b) Secretary’s Certificate. The Company shall have delivered to such Purchaser a certificate of its Secretary or Assistant Secretary, dated the date of the applicable Closing certifying as to the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of the Notes and this Agreement.

4.4. Opinions of Counsel.

Such Purchaser shall have received opinions in form and substance satisfactory to such Purchaser, dated the date of the applicable Closing (a) from Ahlers & Cooney, P.C., counsel for the Company, covering the matters set forth in Exhibit 4.4(a) and covering such other matters incident to the transactions contemplated hereby as such Purchaser or its counsel may reasonably request (and the Company instructs its counsel to deliver such opinion to the Purchasers) and (b) from Gardner Carton & Douglas LLP, the Purchasers’ special counsel in connection with such transactions, substantially in the form set forth in Exhibit 4.4(b) and covering such other matters incident to such transactions as such Purchaser may reasonably request.

4.5. Purchase Permitted By Applicable Law, Etc.

On the date of each Closing such Purchaser’s purchase of Notes shall (a) be permitted by the laws and regulations of each jurisdiction to which such Purchaser is subject, without recourse to provisions (such as Section 1405(a)(8) of the New York Insurance Law) permitting limited investments by insurance companies without restriction as to the character of the particular investment, (b) not violate any applicable law or regulation (including, without limitation, Regulation T, U or X of the Board of Governors of the Federal Reserve System) and (c) not subject such Purchaser to any tax, penalty or liability under or pursuant to any applicable law or regulation, which law or regulation was not in effect on the date hereof. If requested by such Purchaser, such Purchaser shall have received an Officer’s Certificate certifying as to such matters of fact as such Purchaser may reasonably specify to enable you to determine whether such purchase is so permitted.

4.6. Sale of Other Notes.

Contemporaneously with each Closing, the Company shall sell to each other Purchaser and each other Purchaser shall purchase the Notes to be purchased by it at each Closing as specified in Schedule A.

4.7. Payment of Special Counsel Fees.

Without limiting the provisions of Section 15.1, the Company shall have paid on or before the applicable Closing the fees, charges and disbursements of the Purchasers’ special counsel referred to in Section 4.4 to the extent reflected in a statement of such counsel rendered to the Company at least one Business Day prior to such Closing.

4.8. Private Placement Number.

A Private Placement Number issued by Standard & Poor’s CUSIP Service Bureau (in cooperation with the SVO) shall have been obtained for each series of the Notes by Gardner Carton & Douglas LLP.

4.9. Changes in Corporate Structure.

The Company shall not have changed its jurisdiction of incorporation or organization, as applicable, or been a party to any merger or consolidation or succeeded to all or any substantial part of the liabilities of any other entity, at any time following the date of the most recent financial statements referred to in Schedule 5.5.

4.10. Funding Instructions.

At least three Business Days prior to the date of each Closing, each Purchaser shall have received written instructions signed by a Responsible Officer on letterhead of the Company confirming the information specified in Section 3 including (a) the name and address of the transferee bank, (b) such transferee bank’s ABA number and (c) the account name and number into which the purchase price for the Notes is to be deposited.

4.11. Proceedings and Documents.

All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be satisfactory to such Purchaser and its special counsel, and such Purchaser and its special counsel shall have received all such counterpart originals or certified or other copies of such documents as such Purchaser or such special counsel may reasonably request.

5. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company represents and warrants to each Purchaser that:

5.1. Organization; Power and Authority.

The Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company has the corporate power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Agreement and the Notes and to perform the provisions hereof and thereof.

5.2. Authorization, Etc.

This Agreement and the Notes have been duly authorized by all necessary corporate action on the part of the Company, and this Agreement constitutes, and upon execution and delivery thereof each Note will constitute, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

5.3. Disclosure.

The Company, through its agent, J.P. Morgan Securities Inc., has delivered to each Purchaser a copy of a Confidential Offering Memorandum, dated September 2006 (the “Memorandum”), relating to the transactions contemplated hereby. This Agreement, the Memorandum and the documents, certificates or other writings delivered to the Purchasers by or on behalf of the Company in connection with the transactions contemplated hereby and identified in Schedule 5.3, and the financial statements listed in Schedule 5.5 (this Agreement, the Memorandum and such documents, certificates or other writings and such financial statements delivered to each Purchaser prior to the date of the First Closing or the date of the Second Closing, as applicable, being referred to, collectively, as the “Disclosure Documents”), taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made. Except as disclosed in the Disclosure Documents, since April 30, 2006, there has been no change in the financial condition, operations, business or properties of the Company or any of its Subsidiaries except changes that individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect.

5.4. Organization and Ownership of Shares of Subsidiaries; Affiliates.

(a) Schedule 5.4 is (except as noted therein) a complete and correct list of the Company’s Subsidiaries, showing, as to each Subsidiary, the correct name thereof, the jurisdiction of its organization, and the percentage of shares of each class of its capital stock or similar equity interests outstanding owned by the Company and each other Subsidiary.

(b) All of the outstanding shares of capital stock or similar equity interests of each Subsidiary shown in Schedule 5.4 as being owned by the Company and its Subsidiaries have been validly issued, are fully paid and nonassessable and are owned by the Company or another Subsidiary free and clear of any Lien (except as otherwise disclosed in Schedule 5.4).

(c) Each Subsidiary identified in Schedule 5.4 is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation or other legal entity and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each such Subsidiary has the corporate or other power and authority to own or hold under lease the properties it purports to own or hold under lease and to transact the business it transacts and proposes to transact.

5.5. Financial Statements; Material Liabilities.

The Company has delivered to each Purchaser copies of the financial statements of the Company and its Subsidiaries listed on Schedule 5.5. All of said financial statements (including in each case the related schedules and notes) fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as of the respective dates specified in such Schedule and the consolidated results of their operations and cash flows for the respective periods so specified and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to normal year-end adjustments). The Company and its Subsidiaries do not have any Material liabilities that are not disclosed on such financial statements or otherwise disclosed in the Disclosure Documents.

5.6. Compliance with Laws, Other Instruments, Etc.

The execution, delivery and performance by the Company of this Agreement and the Notes will not (i) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of the Company or any Subsidiary under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter or by-laws, or any other Material agreement or instrument to which the Company or any Subsidiary is bound or by which the Company or any Subsidiary or any of their respective properties may be bound or affected, (ii) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to the Company or any Subsidiary or (iii) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Company or any Subsidiary.

5.7. Governmental Authorizations, Etc.

No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by the Company of this Agreement or the Notes.

5.8. Litigation; Observance of Agreements, Statutes and Orders.

(a) There are no actions, suits, investigations or proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company or any Subsidiary or any property of the Company or any Subsidiary in any court or before any arbitrator of any kind or before or by any Governmental Authority that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

(b) Neither the Company nor any Subsidiary is in default under any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority or is in violation of any applicable law, ordinance, rule or regulation (including without limitation Environmental Laws or the USA Patriot Act) of any Governmental Authority, which default or violation, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

5.9. Taxes.

The Company and its Subsidiaries have filed all income tax returns that are required to have been filed in any jurisdiction, and have paid all taxes shown to be due and payable on such returns and all other taxes and assessments payable by them, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments (i) the amount of which is not individually or in the aggregate Material or (ii) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the Company or a Subsidiary, as the case may be, has established adequate reserves in accordance with GAAP. The Federal income tax liabilities of the Company and its Subsidiaries have been finally determined (whether by reason of completed audits or the statute of limitations having run) for all fiscal years up to and including the fiscal year ended April 30, 2000.

5.10. Title to Property; Leases.

The Company and its Subsidiaries have good and sufficient title to their respective Material properties, including all such properties reflected in the most recent audited balance sheet referred to in Section 5.5 or purported to have been acquired by the Company or any Subsidiary after said date (except as sold or otherwise disposed of in the ordinary course of business), in each case free and clear of Liens prohibited by this Agreement, except for those defects in title and Liens that, individually or in the aggregate, would not have a Material Adverse Effect. All Material leases are valid and subsisting and are in full force and effect in all material respects.

5.11. Licenses, Permits, Etc.

The Company and its Subsidiaries own or possess all licenses, permits, franchises, authorizations, patents, copyrights, proprietary software, service marks, trademarks and trade names, or rights thereto, that are Material, without known conflict with the rights of others, except for those conflicts that, individually or in the aggregate, would not have a Material Adverse Effect.

5.12. Compliance with ERISA.

(a) The Company and each ERISA Affiliate have operated and administered each Plan in compliance with all applicable laws except for such instances of noncompliance as have not resulted in and could not reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any ERISA Affiliate has incurred any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in section 3 of ERISA), and no event, transaction or condition has occurred or exists that would reasonably be expected to result in the incurrence of any such liability by the Company or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to such penalty or excise tax provisions or to section 401(a)(29) or 412 of the Code or section 4068 of ERISA, other than such liabilities or Liens as would not be individually or in the aggregate Material.

(b) The present value of the aggregate benefit liabilities under each of the Plans (other than Multiemployer Plans), determined as of the end of such Plan’s most recently ended plan year on the basis of the actuarial assumptions specified for funding purposes in such Plan’s most recent actuarial valuation report, did not exceed the aggregate current value of the assets of such Plan allocable to such benefit liabilities. The term “benefit liabilities” has the meaning specified in section 4001 of ERISA and the terms “current value” and “present value” have the meaning specified in section 3 of ERISA.

(c) The Company and its ERISA Affiliates have not incurred withdrawal liabilities (and are not subject to contingent withdrawal liabilities) under section 4201 or 4204 of ERISA in respect of Multiemployer Plans that individually or in the aggregate are Material.

(d) The expected postretirement benefit obligation (determined as of the last day of the Company’s most recently ended fiscal year in accordance with Financial Accounting Standards Board Statement No. 106, without regard to liabilities attributable to continuation coverage mandated by section 4980B of the Code) of the Company and its Subsidiaries is not Material.

(e) The execution and delivery of this Agreement and the issuance and sale of the Notes hereunder will not involve any transaction that is subject to the prohibitions of section 406 of ERISA or in connection with which a tax could be imposed pursuant to section 4975(c)(1)(A)-(D) of the Code. The representation by the Company to each Purchaser in the first sentence of this Section 5.12(e) is made in reliance upon and subject to the accuracy of such Purchaser’s representation in Section 6.2 as to the sources of the funds used to pay the purchase price of the Notes to be purchased by such Purchaser.

5.13. Private Offering by the Company.

Neither the Company nor anyone acting on its behalf has offered the Notes or any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any person other than the Purchasers and not more than 24 other Institutional Investors, each of which has been offered the Notes at a private sale for investment. Neither the Company nor anyone acting on its behalf has taken, or will take, any action that would subject the issuance or sale of the Notes to the registration requirements of Section 5 of the Securities Act or to the registration requirements of any securities or blue sky laws of any applicable jurisdiction.

5.14. Use of Proceeds; Margin Regulations.

The Company will apply the proceeds of the sale of the Notes as set forth in Schedule 5.14. No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 221), or for the purpose of buying or carrying or trading in any securities under such circumstances as to involve the Company in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220). Margin stock does not constitute more than 1.0% of the value of the consolidated assets of the Company and its Subsidiaries and the Company does not have any present intention that margin stock will constitute more than 1.0% of the value of such assets. As used in this Section, the terms “margin stock” and “purpose of buying or carrying” shall have the meanings assigned to them in said Regulation U.

5.15. Existing Indebtedness.

(a) Except as described therein, Schedule 5.15 sets forth a complete and correct list of all outstanding Indebtedness of the Company and its Subsidiaries as of April 30, 2006 (including a description of the obligors and obligees, principal amount outstanding and collateral therefor, if any, and Guaranty thereof, if any), since which date there has been no Material change in the amounts, interest rates, sinking funds, installment payments or maturities of the Indebtedness of the Company or its Subsidiaries. Neither the Company nor any Subsidiary is in default, and no waiver of default is currently in effect, in the payment of any principal or interest on any Indebtedness of the Company or such Subsidiary and no event or condition exists with respect to any Indebtedness of the Company or such Subsidiary that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Indebtedness to become due and payable before its stated maturity or before its regularly scheduled dates of payment.

(b) Neither the Company nor any Subsidiary is a party to, or otherwise subject to any provision contained in, any instrument evidencing Indebtedness of the Company or such Subsidiary, any agreement relating thereto or any other agreement (including, but not limited to, its charter or other organizational document) which limits the amount of, or otherwise imposes restrictions on the incurring of, Indebtedness of the Company, except as specifically indicated in Schedule 5.15.

5.16. Foreign Assets Control Regulations, Etc.

(a) Neither the sale of the Notes by the Company hereunder nor its use of the proceeds thereof will violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto.

(b) Neither the Company nor any Subsidiary (i) is a Person described or designated in the Specially Designated Nationals and Blocked Persons List of the Office of Foreign Assets Control or in Section 1 of the Anti-Terrorism Order or (ii) engages in any dealings or transactions with any such Person. The Company and its Subsidiaries are in compliance, in all material respects, with the USA Patriot Act.

(c) No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended, assuming in all cases that such Act applies to the Company.

5.17. Status under Certain Statutes.

Neither the Company nor any Subsidiary is subject to regulation under the Investment Company Act of 1940, as amended, the ICC Termination Act of 1995, as amended, or the Federal Power Act, as amended.

5.18. Environmental Matters.

Neither the Company nor any Subsidiary has knowledge of any claim or has received any notice of any claim, and no proceeding has been instituted raising any claim against the Company or any of its Subsidiaries or any of their respective real properties now or formerly owned, leased or operated by any of them or other assets, alleging any damage to the environment or violation of any Environmental Laws, except, in each case, such as would not reasonably be expected to result in a Material Adverse Effect. Schedule 5.18 contains a list of the products offered for sale by the Company and its Subsidiaries that may constitute Hazardous Materials.

(a) Neither the Company nor any Subsidiary has knowledge of any facts that would give rise to any claim, public or private, of violation of Environmental Laws or damage to the environment emanating from, occurring on or in any way related to real properties now or formerly owned, leased or operated by any of them or to other assets or their use, except, in each case, such as would not reasonably be expected to result in a Material Adverse Effect.

(b) Neither the Company nor any of its Subsidiaries has stored any Hazardous Materials on real properties now or formerly owned, leased or operated by any of them and has not disposed of any Hazardous Materials in a manner contrary to any Environmental Laws in each case in any manner that would reasonably be expected to result in a Material Adverse Effect.

(c) All buildings on all real properties now owned, leased or operated by the Company or any of its Subsidiaries are in compliance with applicable Environmental Laws, except where failure to comply would not reasonably be expected to result in a Material Adverse Effect.

6. REPRESENTATIONS OF THE PURCHASER.

6.1. Purchase for Investment.

Each Purchaser severally represents that it is purchasing the Notes for its own account or for one or more separate accounts maintained by such Purchaser or for the account of one or more pension or trust funds and not with a view to the distribution thereof, provided that the disposition of such Purchaser’s or their property shall at all times be within such Purchaser’s or their control. Each Purchaser understands that the Notes have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Company is not required to register the Notes.

6.2. Source of Funds.

Each Purchaser severally represents that at least one of the following statements is an accurate representation as to each source of funds (a “Source”) to be used by such Purchaser to pay the purchase price of the Notes to be purchased by such Purchaser hereunder:

(a) the Source is an “insurance company general account” (as the term is defined in the United States Department of Labor’s Prohibited Transaction Exemption (“PTE”) 95-60) in respect of which the reserves and liabilities (as defined by the annual statement for life insurance companies approved by the National Association of Insurance Commissioners (the “NAIC Annual Statement”)) for the general account contract(s) held by or on behalf of any employee benefit plan together with the amount of the reserves and liabilities for the general account contract(s) held by or on behalf of any other employee benefit plans maintained by the same employer (or affiliate thereof as defined in PTE 95-60) or by the same employee organization in the general account do not exceed 10% of the total reserves and liabilities of the general account (exclusive of separate account liabilities) plus surplus as set forth in the NAIC Annual Statement filed with such Purchaser’s state of domicile; or

(b) the Source is a separate account that is maintained solely in connection with such Purchaser’s fixed contractual obligations under which the amounts payable, or credited, to any employee benefit plan (or its related trust) that has any interest in such separate account (or to any participant or beneficiary of such plan (including any annuitant)) are not affected in any manner by the investment performance of the separate account; or

(c) the Source is either (i) an insurance company pooled separate account, within the meaning of PTE 90-1 or (ii) a bank collective investment fund, within the meaning of the PTE 91-38 and, except as disclosed by such Purchaser to the Company in writing pursuant to this clause (c), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or

(d) the Source constitutes assets of an “investment fund” (within the meaning of Part V of PTE 84-14 (the “QPAM Exemption”)) managed by a “qualified professional asset manager” or “QPAM” (within the meaning of Part V of the QPAM Exemption), no employee benefit plan’s assets that are included in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Section V(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, exceed 20% of the total client assets managed by such QPAM, the conditions of Part I(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a person controlling or controlled by the QPAM (applying the definition of “control” in Section V(e) of the QPAM Exemption) owns a 5% or more interest in the Company and (i) the identity of such QPAM and (ii) the names of all employee benefit plans whose assets are included in such investment fund have been disclosed to the Company in writing pursuant to this clause (d); or

(e) the Source constitutes assets of a “plan(s)” (within the meaning of Section IV of PTE 96-23 (the “INHAM Exemption”)) managed by an “in-house asset manager” or “INHAM” (within the meaning of Part IV of the INHAM Exemption), the conditions of Part I(a), (g) and (h) of the INHAM Exemption are satisfied, neither the INHAM nor a person controlling or controlled by the INHAM (applying the definition of “control” in Section IV(d) of the INHAM Exemption) owns a 5% or more interest in the Company and (i) the identity of such INHAM and (ii) the name(s) of the employee benefit plan(s) whose assets constitute the Source have been disclosed to the Company in writing pursuant to this clause (e); or

(f) the Source is a governmental plan; or

(g) the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Company in writing pursuant to this clause (g); or

(h) the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA.

As used in this Section 6.2, the terms “employee benefit plan”, “governmental plan” and “separate account” shall have the respective meanings assigned to such terms in section 3 of ERISA.

7. INFORMATION AS TO COMPANY.

7.1. Financial and Business Information

The Company will deliver to each holder of Notes that is an Institutional Investor:

(a) Quarterly Statements — within 60 days (or such shorter period as is 15 days greater than the period applicable to the filing of the Company’s Quarterly Report on Form 10-Q (the “Form 10-Q”) with the SEC regardless of whether the Company is subject to the filing requirements thereof) after the end of each quarterly fiscal period in each fiscal year of the Company (other than the last quarterly fiscal period of each such fiscal year), duplicate copies of,

(i) a consolidated balance sheet of the Company and its Subsidiaries as at the end of such quarter, and

(ii) consolidated statements of income, changes in shareholders’ equity and cash flows of the Company and its Subsidiaries, for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter, setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally, and certified by a Senior Financial Officer as fairly presenting, in all material respects, the financial position of the companies being reported on and their results of operations and cash flows, subject to changes resulting from year-end adjustments, provided that delivery within the time period specified above of copies of the Company’s Form 10-Q prepared in compliance with the requirements therefor and filed with the SEC shall be deemed to satisfy the requirements of this Section 7.1(a), and provided further that the Company shall be deemed to have made such delivery of such Form 10-Q if it shall have timely filed such Form 10-Q with the SEC on “EDGAR” and such Form 10-Q is available on the SEC’s website and on the Company’s home page on the worldwide web (at the date of this Agreement located at: http//www.caseys.com), or posted on the Company’s behalf on IntraLinks or another relevant website, if any, to which each holder has access, and shall have given such holder prior notice of such availability on EDGAR and on its home page, IntraLinks or other relevant website in connection with each delivery (such availability and notice thereof being referred to as “Electronic Delivery”);

(b) Annual Statements — within 120 days (or such shorter period as is 15 days greater than the period applicable to the filing of the Company’s Annual Report on Form 10-K (the “Form 10-K”) with the SEC regardless of whether the Company is subject to the filing requirements thereof) after the end of each fiscal year of the Company, duplicate copies of,

(i) a consolidated balance sheet of the Company and its Subsidiaries, as at the end of such year, and

(ii) consolidated statements of income, changes in shareholders’ equity and cash flows of the Company and its Subsidiaries, for such year,

setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP, and accompanied by an opinion thereon of KPMG LLP or another firm of independent public accountants of recognized national standing, which opinion shall state that such financial statements present fairly, in all material respects, the financial position of the companies being reported upon and their results of operations and cash flows and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances, provided that the delivery within the time period specified above of the Company’s Annual Report on Form 10-K for such fiscal year (together with the Company’s annual report to shareholders, if any, prepared pursuant to Rule 14a-3 under the Exchange Act) prepared in accordance with the requirements therefor and filed with the SEC shall be deemed to satisfy the requirements of this Section 7.1(b), and provided, further, that the Company shall be deemed to have made such delivery of such Form 10-K if it shall have timely made Electronic Delivery thereof;

(c) SEC and Other Reports — promptly upon their becoming available, one copy of (i) each financial statement, report, notice or proxy statement sent by the Company or any Subsidiary to its principal lending banks as a whole (excluding information sent to such banks in the ordinary course of administration of a bank facility, such as information relating to pricing and borrowing availability) or to public securities holders generally, (ii) each regular or periodic report, each registration statement that shall have become effective (without exhibits except as expressly requested by such holder), and each final prospectus and all amendments thereto filed by the Company or any Subsidiary with the SEC; provided that in each case the Company shall be deemed to have made such delivery if it shall have made Electronic Delivery thereof;

(d) Notice of Default or Event of Default — promptly, and in any event within five Business Days after a Responsible Officer becoming aware of the existence of any Default or Event of Default, a written notice specifying the nature and period of existence thereof and what action the Company is taking or proposes to take with respect thereto;

(e) ERISA Matters — promptly, and in any event within five days after a Responsible Officer becoming aware of any of the following, a written notice setting forth the nature thereof and the action, if any, that the Company or an ERISA Affiliate proposes to take with respect thereto:

(i) with respect to any Plan, any reportable event, as defined in section 4043(c) of ERISA and the regulations thereunder, for which notice thereof has not been waived pursuant to such regulations as in effect on the date hereof; or

(ii) the taking by the PBGC of steps to institute, or the threatening by the PBGC of the institution of, proceedings under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Company or any ERISA Affiliate of a notice from a Multi-employer Plan that such action has been taken by the PBGC with respect to such Multi-employer Plan; or

(iii) any event, transaction or condition that could result in the incurrence of any liability by the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or such penalty or excise tax provisions, if such liability or Lien, taken together with any other such liabilities or Liens then existing, would reasonably be expected to have a Material Adverse Effect; and

(f) Requested Information — with reasonable promptness, such other data and information relating to the business, operations, affairs, financial condition, assets or properties of the Company or any of its Subsidiaries (including actual copies of the Company’s Form 10-Q and Form 10-K) or relating to the ability of the Company to perform its obligations under this Agreement and under the Notes as from time to time may be reasonably requested by such holder of Notes.

7.2. Officer’s Certificate.

Each set of financial statements delivered to a holder of Notes pursuant to Section 7.1(a) or Section 7.1(b) shall be accompanied by a certificate of a Senior Financial Officer setting forth (which, in the case of Electronic Delivery of any such financial statements, shall be by separate concurrent electronic delivery (e-mail) of such certificate to each holder of Notes):

(a) Covenant Compliance — the information (including detailed calculations) required in order to establish whether the Company was in compliance with the requirements of Section 10.1 through Section 10.9, inclusive, during the quarterly or annual period covered by the statements then being furnished (including with respect to each such Section, where applicable, the calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such Sections, and the calculation of the amount, ratio or percentage then in existence); and

(b) Event of Default — a statement that such Senior Financial Officer has reviewed the relevant terms hereof and has made, or caused to be made, under his or her supervision, a review of the transactions and conditions of the Company and its Subsidiaries from the beginning of the quarterly or annual period covered by the statements then being furnished to the date of the certificate and that such review shall not have disclosed the existence during such period of any condition or event that constitutes a Default or an Event of Default or, if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action the Company shall have taken or proposes to take with respect thereto.

7.3. Visitation.

The Company shall permit the representatives of each holder of Notes that is an Institutional Investor:

(a) No Default — if no Default or Event of Default then exists, at the expense of such holder and upon reasonable prior notice to the Company, to visit the principal executive office of the Company, to discuss the affairs, finances and accounts of the Company and its Subsidiaries with the Company’s officers, and, with the consent of the Company (which consent will not be unreasonably withheld), to visit the other offices and properties of the Company and each Subsidiary, all at such reasonable times and as often as may be reasonably requested in writing; and

(b) Default — if a Default or Event of Default then exists, at the expense of the Company to visit and inspect any of the offices or properties of the Company or any Subsidiary, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers and independent public accountants (and by this provision the Company authorizes said accountants to discuss the affairs, finances and accounts of the Company and its Subsidiaries), all at such times and as often as may be requested.

8. PREPAYMENT OF THE NOTES

8.1. Required Prepayments; Maturity.

As provided therein, the entire unpaid principal balance of the Notes shall be due and payable on the stated maturity date thereof.

The Company will make prepayments on the Notes as set forth below (or such lesser principal amount as shall then be outstanding) at par and without payment of the Make-Whole Amount or any premium, provided that upon any partial prepayment of the Notes pursuant to Section 8.2 or partial purchase of the Notes permitted by Section 8.5 the principal amount of each required prepayment of the Notes becoming due under this Section 8.1 on and after the date of such prepayment or purchase shall be reduced in the same proportion as the aggregate unpaid principal amount of the Notes is reduced as a result of such prepayment or purchase.

Series A Prepayment Dates	Series A Prepayment Amounts
September 30, 2012	$5,000,000
September 30, 2013	$7,500,000
September 30, 2015	$7,500,000
September 30, 2016	$7,500,000
September 30, 2017	$7,500,000
September 30, 2018	$7,500,000

Series B Prepayment Dates	Series B Prepayment Amounts
March 30, 2013	$5,000,000
March 30, 2014	$7,500,000
March 30, 2016	$7,500,000
March 30, 2017	$7,500,000
March 30, 2018	$7,500,000
March 30, 2019	$7,500,000

8.2. Optional Prepayments with Make-Whole Amount.

The Company may, at its option, upon notice as provided below, prepay at any time all, or from time to time any part of, the Notes, in an amount not less than $2,000,000 in the case of a partial prepayment, at 100% of the principal amount so prepaid, plus the Make-Whole Amount determined for the prepayment date with respect to such principal amount. The Company will give each holder of Notes written notice of each optional prepayment under this Section 8.2 not less than 30 days and not more than 60 days prior to the date fixed for such prepayment. Each such notice shall specify such date (which shall be a Business Day), the aggregate principal amount of the Notes to be prepaid on such date, the principal amount of each Note held by such holder to be prepaid (determined in accordance with Section 8.3), and the interest to be paid on the prepayment date with respect to such principal amount being prepaid, and shall be accompanied by a certificate of a Senior Financial Officer as to the estimated Make-Whole Amount due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation. Two Business Days prior to such prepayment, the Company shall deliver to each holder of Notes a certificate of a Senior Financial Officer specifying the calculation of such Make-Whole Amount as of the specified prepayment date.

8.3. Allocation of Partial Prepayments.

In the case of each partial prepayment of the Notes, the principal amount of the Notes to be prepaid shall be allocated among all of the Notes at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore called for prepayment.

8.4. Maturity; Surrender, Etc.

In the case of each prepayment of Notes pursuant to this Section 8, the principal amount of each Note to be prepaid shall mature and become due and payable on the date fixed for such prepayment (which shall be a Business Day), together with interest on such principal amount accrued to such date and the applicable Make-Whole Amount, if any. From and after such date, unless the Company shall fail to pay such principal amount when so due and payable, together with the interest and Make-Whole Amount, if any, as aforesaid, interest on such principal amount shall cease to accrue. Any Note paid or prepaid in full shall be surrendered to the Company and cancelled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.

8.5. Purchase of Notes.

The Company will not and will not permit any Affiliate to purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding Notes except (a) upon the payment or prepayment of the Notes in accordance with the terms of this Agreement and the Notes or (b) pursuant to an offer to purchase made by the Company or an Affiliate pro rata to the holders of all Notes at the time outstanding upon the same terms and conditions. Any such offer shall provide each holder with sufficient information to enable it to make an informed decision with respect to such offer, and shall remain open for at least 30 Business Days. If the holders of more than 25% of the principal amount of the Notes then outstanding accept such offer, the Company shall promptly notify the remaining holders of such fact and the expiration date for the acceptance by holders of Notes of such offer shall be extended by the number of days necessary to give each such remaining holder at least 10 Business Days from its receipt of such notice to accept such offer. The Company will promptly cancel all Notes acquired by it or any Affiliate pursuant to any payment, prepayment or purchase of Notes pursuant to any provision of this Agreement and no Notes may be issued in substitution or exchange for any such Notes.

8.6. Make-Whole Amount.

“Make-Whole Amount” means, with respect to any Note, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Note over the amount of such Called Principal, provided that the Make-Whole Amount may in no event be less than zero. For the purposes of determining the Make-Whole Amount, the following terms have the following meanings:

“Called Principal” means, with respect to any Note, the principal of such Note that is to be prepaid pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

“Discounted Value” means, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Notes is payable) equal to the Reinvestment Yield with respect to such Called Principal.

“Reinvestment Yield” means, with respect to the Called Principal of any Note, 0.50% over the yield to maturity implied by (i) the yields reported, as of 10:00 a.m. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as “Page PX1” (or such other display as may replace Page PX1) on the Bloomberg Financial Markets for the most recently issued actively traded on the run U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or (ii) if such yields are not reported as of such time or the yields reported as of such time are not ascertainable (including by way of interpolation), the Treasury Constant Maturity Series Yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (or any comparable successor publication) for U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date.

In the case of each determination under clause (i) or clause (ii), as the case may be, of the preceding paragraph, such implied yield will be determined, if necessary, by (a) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between (1) the applicable U.S. Treasury security with the maturity closest to and greater than such Remaining Average Life and (2) the applicable U.S. Treasury security with the maturity closest to and less than such Remaining Average Life. The Reinvestment Yield shall be rounded to the number of decimal places as appears in the interest rate of the applicable Note.

“Remaining Average Life” means, with respect to any Called Principal, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (b) the number of years (calculated to the nearest one-twelfth year) that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

“Remaining Scheduled Payments” means, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date, provided that if such Settlement Date is not a date on which interest payments are due to be made under the terms of the Notes, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to Section 8.2 or Section 12.1.

“Settlement Date” means, with respect to the Called Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

9. AFFIRMATIVE COVENANTS.

The Company covenants that so long as any of the Notes are outstanding:

9.1. Compliance with Law.

Without limiting Section 10.7, the Company will and will cause each of its Subsidiaries to comply with all laws, ordinances or governmental rules or regulations to which each of them is subject, including, without limitation, ERISA, the USA Patriot Act and Environmental Laws, and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

9.2. Insurance.

The Company will and will cause each of its Subsidiaries to maintain, with financially sound and reputable insurers, insurance with respect to their respective properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as is customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated.

9.3. Maintenance of Properties.

The Company will and will cause each of its Subsidiaries to maintain and keep, or cause to be maintained and kept, their respective properties in good repair, working order and condition (other than ordinary wear and tear), so that the business carried on in connection therewith may be properly conducted at all times, provided that this Section shall not prevent the Company or any Subsidiary from discontinuing the operation and the maintenance of any of its properties if such discontinuance is desirable in the conduct of its business and the Company has concluded that such discontinuance would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

9.4. Payment of Taxes and Claims.

The Company will and will cause each of its Subsidiaries to file all income tax or similar tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges, or levies payable by any of them, to the extent the same have become due and payable and before they have become delinquent, provided that neither the Company nor any Subsidiary need pay any such tax, assessment, charge or levy if (i) the amount, applicability or validity thereof is contested by the Company or such Subsidiary on a timely basis in good faith and in appropriate proceedings, and the Company or a Subsidiary has established adequate reserves therefor in accordance with GAAP on the books of the Company or such Subsidiary or (ii) the nonpayment of all such taxes, assessments, charges and levies in the aggregate would not reasonably be expected to have a Material Adverse Effect.

9.5. Corporate Existence, Etc.

Subject to Section 10.5, the Company will at all times preserve and keep in full force and effect its corporate existence. Subject to Sections 10.5 and 10.6, the Company will at all times preserve and keep in full force and effect the corporate existence of each of its Subsidiaries (unless merged into the Company or a Wholly Owned Subsidiary) and all rights and franchises of the Company and its Subsidiaries unless, in the good faith judgment of the Company, the termination of or failure to preserve and keep in full force and effect such corporate existence, right or franchise would not, individually or in the aggregate, have a Material Adverse Effect.

9.6. Books and Records.

The Company will, and will cause each of its Subsidiaries to, maintain proper books of record and account in conformity with GAAP and all applicable requirements of any Governmental Authority having legal or regulatory jurisdiction over the Company or such Subsidiary, as the case may be.

10. NEGATIVE COVENANTS.

The Company covenants that so long as any of the Notes are outstanding:

10.1. Consolidated Total Debt.

The Company will not permit the ratio of Consolidated Total Debt (as of any date) to Consolidated EBITDA (for the Company’s then most recently completed four fiscal quarters) to be greater than 3.50 to 1.00 at any time.

10.2. Priority Debt.

The Company will not permit Priority Debt to exceed 20% of Consolidated Net Worth (as of the end of the Company’s then most recently completed fiscal quarter) at any time.

10.3. Indebtedness of Subsidiaries.

The Company will not at any time permit any Subsidiary, directly or indirectly, to create, incur, assume, guarantee, have outstanding, or otherwise become or remain directly or indirectly liable for, any Indebtedness other than:

(a) Indebtedness outstanding as of the date of this Agreement that is described on Schedule 10.3 and any extension, renewal, refunding or refinancing thereof, provided that the principal amount outstanding at the time of such extension, renewal, refunding or refinancing is not increased;

(b) Indebtedness owed to the Company or a Wholly Owned Subsidiary;

(c) Indebtedness of a Subsidiary outstanding at the time of its acquisition by the Company, provided that (i) such Indebtedness was not incurred in contemplation of becoming a Subsidiary, (ii) at the time of such acquisition and after giving effect thereto, no Default or Event of Default exists or would exist, and (iii) such Indebtedness may not be extended, renewed, refunded or refinanced except as otherwise permitted herein;

(d) Indebtedness not otherwise permitted by the preceding clauses (a) through (c), provided that immediately before and after giving effect thereto and to the application of the proceeds thereof,

(i) no Default or Event of Default exists, and

(ii) Priority Debt does not exceed 20% of Consolidated Net Worth (as of the end of the Company’s then most recently completed fiscal quarter).

10.4. Limitations on Liens.

The Company will not, and will not permit any Subsidiary to, permit to exist, create, assume or incur, directly or indirectly, any Lien on its properties or assets, whether now owned or hereafter acquired, except:

(a) Liens existing as of the date of this Agreement that are listed in Schedule 10.4;

(b) Liens (i) incidental to the conduct of business or the ownership of properties and assets (including landlords’, lessors’, carriers’, warehousemen’s, mechanics’, materialmen’s and other similar Liens), which Liens do not in the aggregate materially detract from the value of the assets of the Company and its Subsidiaries taken as a whole or materially impair the use thereof in the operation of their businesses, and

(ii) to secure the performance of bids, tenders, leases or trade contracts, or to secure statutory obligations (including obligations under workers compensation, unemployment insurance and other social security legislation), surety or appeal bonds or other Liens of like general nature incurred in the ordinary course of business and not in connection with the borrowing of money;

(c) leases or subleases granted to others, easements, rights-of-way, restrictions and other similar charges or encumbrances, in each case incidental to, and not interfering with, the ordinary conduct of the business of the Company or any of its Subsidiaries, provided that such Liens do not, in the aggregate, materially detract from the value of such property;

(d) Liens (i) existing on property at the time of its acquisition or construction by the Company or a Subsidiary and not created in contemplation thereof, whether or not the Indebtedness secured by such Lien is assumed by the Company or a Subsidiary; or (ii) on property created contemporaneously or within 180 days of the acquisition or completion of construction or improvement thereof to secure or provide for all or a portion of the purchase price or cost of construction or improvement of such property after the date of this Agreement; or (iii) existing on property of a Person at the time such Person is merged or consolidated with, or becomes a Subsidiary of, or substantially all of its assets are acquired by, the Company or a Subsidiary and not created in contemplation thereof; provided that in the case of clauses (i), (ii) and (iii) such Liens do not extend to additional property of the Company or any Subsidiary (other than property that is an improvement to or is acquired for specific use in connection with the subject property) and the aggregate principal amount of Indebtedness secured by each such Lien does not exceed the fair market value (determined in good faith by the board of directors of the Company);

(e) Liens for taxes, assessments or governmental charges not then due and delinquent or the nonpayment of which is permitted by Section 9.4;

(f) any attachment or judgment Lien, unless the judgment it secures shall not, within 60 days after the entry thereof, have been discharged or execution thereof stayed pending appeal, or shall not have been discharged within 60 days after the expiration of any such stay;

(g) the extension, renewal or replacement of any Lien permitted by Sections 10.4(a) and (d), provided that (i) there is no increase in the principal amount or decrease in maturity of the Indebtedness secured thereby at the time of such extension, renewal or replacement, and (ii) any new Lien attaches only to the same property theretofore subject to such earlier Lien;

(h) Liens securing Indebtedness of a Subsidiary to the Company or another Wholly Owned Subsidiary; and

(i) in addition to the Liens permitted by paragraphs (a) through (h) of this Section 10.4, Liens securing Indebtedness of the Company or a Subsidiary that is not otherwise permitted to be outstanding pursuant to paragraphs (a) through (h), provided that Priority Debt does not at any time exceed 20% of Consolidated Net Worth.

10.5. Merger, Consolidation, Etc.

The Company will not, and will not permit any Subsidiary to, consolidate with or merge with any other Person or convey, transfer, sell or lease all or substantially all of its assets in a single transaction or series of transactions to any Person except that:

(a) the Company may consolidate or merge with any other Person or convey, transfer, sell or lease all or substantially all of its assets in a single transaction or series of transactions to any Person, provided that:

(i) the successor formed by such consolidation or the survivor of such merger or the Person that acquires by conveyance, transfer, sale or lease all or substantially all of the assets of the Company as an entirety, as the case may be, is a solvent corporation or limited liability company organized and existing under the laws of the United States or any State thereof (including the District of Columbia), and, if the Company is not such corporation or limited liability company, such corporation or limited liability company (y) shall have executed and delivered to each holder of any Notes its assumption of the due and punctual performance and observance of each covenant and condition of this Agreement and the Notes and (z) shall have caused to be delivered to each holder of any Notes an opinion of independent counsel reasonably satisfactory to the Required Holders, to the effect that all agreements or instruments effecting such assumption are enforceable in accordance with their terms and comply with the terms hereof;

(ii) immediately after giving effect to such transaction, the successor formed by such consolidation or the survivor of such merger or the Person that acquires by conveyance, transfer, sale or lease all or substantially all of the assets of the Company as an entirety, as the case may be, could incur $1.00 of additional Indebtedness; and

(iii) immediately after giving effect to such transaction, no Default or Event of Default shall exist; and

(b) Any Subsidiary may (x) merge into the Company (provided that the Company is the surviving corporation) or another Wholly Owned Subsidiary or (y) sell, transfer or lease all or any part of its assets to the Company or another Wholly Owned Subsidiary, or (z) merge or consolidate with, or sell, transfer or lease all or substantially all of its assets to, any Person in a transaction that is permitted by Section 10.6 or, as a result of which, such Person becomes a Subsidiary; provided in each instance set forth in clauses (x) through (z) that, immediately before and after giving effect thereto, there shall exist no Default or Event of Default;

No such conveyance, transfer or lease of substantially all of the assets of the Company shall have the effect of releasing the Company or any successor corporation or limited liability company that shall theretofore have become such in the manner prescribed in this Section 10.5 from its liability under this Agreement or the Notes.

10.6. Sale of Assets.

Except as permitted by Section 10.5 hereof, the Company will not, and will not permit any Subsidiary to, make any Asset Disposition unless:

(a) in the good faith opinion of the Company, the Asset Disposition is in exchange for consideration having a fair market value at least equal to that of the property exchanged or is otherwise in the best interest of the Company or such Subsidiary;

(b) immediately before and after giving effect to the Asset Disposition, no Default or Event of Default would exist; and

(c) immediately after giving effect to the Asset Disposition, the aggregate net book value of all Asset Dispositions in any fiscal year would not exceed 25% of Consolidated Total Assets as of the end of the then most recently completed fiscal year of the Company.

Notwithstanding the foregoing, the Company may, and may permit any Subsidiary to, make an Asset Disposition and the assets subject to such Asset Disposition shall not be subject to or included in the foregoing limitation and computation contained in clause (c) of the preceding sentence to the extent that (A) the net proceeds from such Disposition are within 365 days of such Disposition (y) reinvested or committed pursuant to a written agreement to be reinvested in productive assets of a similar nature of at least equivalent value by the Company or a Subsidiary or (z) applied to the payment or prepayment of the Notes or any other outstanding Indebtedness of the Company and its Subsidiaries that is not subordinated to the Notes (other than Indebtedness owing to the Company, any Subsidiary or any Affiliate), provided that if any such Indebtedness permits reborrowing by the Company or such Subsidiary, the commitment to relend is permanently reduced by the amount of such payment, and (B) after giving effect to such Disposition no Default or Event of Default would exist. Any prepayment of Notes pursuant to this Section 10.6 shall be in accordance with Section 8.2.

10.7. Terrorism Sanctions Regulations.

The Company will not and will not permit any Subsidiary to (a) become a Person described or designated in the Specially Designated Nationals and Blocked Persons List of the Office of Foreign Assets Control or in Section 1 of the Anti-Terrorism Order or (b) engage in any dealings or transactions with any such Person.

10.8. Nature of Business.

The Company will not, and will not permit any Subsidiary to, engage in any business if, as a result thereof, the general nature of the business in which the Company and its Subsidiaries, taken as a whole, would then be engaged, would be substantially changed from the general nature of the business in which the Company is engaged on the date of this Agreement as described in the Memorandum.

10.9. Transactions with Affiliates.

The Company will not and will not permit any Subsidiary to enter into directly or indirectly any Material transaction or Material group of related transactions (including the purchase, lease, sale or exchange of properties of any kind or the rendering of any service) with any Affiliate (other than the Company or another Subsidiary), except pursuant to the reasonable requirements of the Company’s or such Subsidiary’s business and upon fair and reasonable terms no less favorable to the Company or such Subsidiary than would be obtainable in a comparable arm’s-length transaction with a Person not an Affiliate.

11. EVENTS OF DEFAULT.

An “Event of Default” shall exist if any of the following conditions or events shall occur and be continuing:

(a) the Company defaults in the payment of any principal or Make-Whole Amount, if any, on any Note when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise; or

(b) the Company defaults in the payment of any interest on any Note for more than five Business Days after the same becomes due and payable; or

(c) the Company defaults in the performance of or compliance with any term contained in Section 7.1(d) or Sections 10.1 through 10.9; or

(d) the Company defaults in the performance of or compliance with any term contained herein (other than those referred to in Sections 11(a), (b) and (c)) and such default is not remedied within 30 days after the earlier of (i) a Responsible Officer obtaining actual knowledge of such default and (ii) the Company receiving written notice of such default from any holder of a Note; or

(e) any representation or warranty made in writing by or on behalf of the Company or by any officer of the Company in this Agreement or in any writing furnished in connection with the transactions contemplated hereby proves to have been false or incorrect in any material respect on the date as of which made; or

(f) (i) the Company or any Significant Subsidiary is in default (as principal or as guarantor or other surety) in the payment of any principal of or premium or make-

whole amount or interest on any Indebtedness that is outstanding in an aggregate principal amount of at least $25,000,000 beyond any period of grace provided with respect thereto, or (ii) the Company or any Significant Subsidiary is in default in the performance of or compliance with any term of any evidence of any Indebtedness in an aggregate outstanding principal amount of at least $25,000,000 or of any mortgage, indenture or other agreement relating thereto or any other condition exists, and as a consequence of such default or condition such Indebtedness has become, or has been declared, due and payable before its stated maturity or before its regularly scheduled dates of payment; or

(g) the Company or any Significant Subsidiary (i) is generally not paying, or admits in writing its inability to pay, its debts as they become due, (ii) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (iii) makes an assignment for the benefit of its creditors, (iv) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (v) is adjudicated as insolvent or to be liquidated, or (vi) takes corporate action for the purpose of any of the foregoing; or

(h) a court or Governmental Authority of competent jurisdiction enters an order appointing, without consent by the Company or any of its Significant Subsidiaries, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of the Company or any of its Significant Subsidiaries, or any such petition shall be filed against the Company or any of its Significant Subsidiaries and such petition shall not be dismissed within 60 days; or

(i) a final judgment or judgments for the payment of money aggregating in excess of $25,000,000 are rendered against one or more of the Company and its Significant Subsidiaries and which judgments are not, within 60 days after entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within 60 days after the expiration of such stay; or

(j) if (i) any Plan shall fail to satisfy the minimum funding standards of ERISA or the Code for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under section 412 of the Code, (ii) a notice of intent to terminate any Plan shall have been or is reasonably expected to be filed with the PBGC or the PBGC shall have instituted proceedings under ERISA section 4042 to terminate or appoint a trustee to administer any Plan or the PBGC shall have notified the Company or any ERISA Affiliate that a Plan may become a subject of any such proceedings, (iii) the aggregate “amount of unfunded benefit liabilities” (within the meaning of section 4001(a)(18) of ERISA) under all Plans, determined in accordance with Title IV of ERISA, shall exceed $25,000,000, (iv) the Company or any ERISA

Affiliate shall have incurred or is reasonably expected to incur any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, (v) the Company or any ERISA Affiliate withdraws from any Multiemployer Plan, or (vi) the Company or any Subsidiary establishes or amends any employee welfare benefit plan that provides post-employment welfare benefits in a manner that would increase the liability of the Company or any Subsidiary thereunder; and any such event or events described in clauses (i) through (vi) above, either individually or together with any other such event or events, would reasonably be expected to have a Material Adverse Effect.

As used in Section 11(j), the terms “employee benefit plan” and “employee welfare benefit plan” shall have the respective meanings assigned to such terms in section 3 of ERISA.

12. REMEDIES ON DEFAULT, ETC.

12.1. Acceleration.

(a) If an Event of Default with respect to the Company described in Section 11(g) or (h) (other than an Event of Default described in clause (i) of Section 11(g) or described in clause (vi) of Section 11(g) by virtue of the fact that such clause encompasses clause (i) of Section 11(g)) has occurred, all the Notes then outstanding shall automatically become immediately due and payable.

(b) If any other Event of Default has occurred and is continuing, the Required Holders may at any time at its or their option, by notice or notices to the Company, declare all the Notes then outstanding to be immediately due and payable.

(c) If any Event of Default described in Section 11(a) or (b) of Section 11 has occurred and is continuing, any holder or holders of Notes at the time outstanding affected by such Event of Default may at any time, at its or their option, by notice or notices to the Company, declare all the Notes held by it or them to be immediately due and payable.

Upon any Notes becoming due and payable under this Section 12.1, whether automatically or by declaration, such Notes will forthwith mature and the entire unpaid principal amount of such Notes, plus (x) all accrued and unpaid interest thereon (including, but not limited to, interest accrued thereon at the Default Rate) and (y) the Make-Whole Amount determined in respect of such principal amount (to the full extent permitted by applicable law), shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived. The Company acknowledges, and the parties hereto agree, that each holder of a Note has the right to maintain its investment in the Notes free from repayment by the Company (except as herein specifically provided for) and that the provision for payment of a Make-Whole Amount by the Company in the event that the Notes are prepaid or are accelerated as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances.

12.2. Other Remedies.

If any Default or Event of Default has occurred and is continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under Section 12.1, the holder of any Note at the time outstanding may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Note, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.

12.3. Rescission.

At any time after any Notes have been declared due and payable pursuant to Section 12.1(b) or (c), the Required Holders, by written notice to the Company, may rescind and annul any such declaration and its consequences if (a) the Company has paid all overdue interest on the Notes, all principal of and Make-Whole Amount, if any, on any Notes that are due and payable and are unpaid other than by reason of such declaration, and all interest on such overdue principal and Make-Whole Amount, if any, and (to the extent permitted by applicable law) any overdue interest in respect of the Notes, at the Default Rate, (b) neither the Company nor any other Person shall have paid any amounts that have become due solely by reason of such declaration, (c) all Events of Default and Defaults, other than non-payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to Section 17, and (d) no judgment or decree has been entered for the payment of any monies due pursuant hereto or to the Notes. No rescission and annulment under this Section 12.3 will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.

12.4. No Waivers or Election of Remedies, Expenses, Etc.

No course of dealing and no delay on the part of any holder of any Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder’s rights, powers or remedies. No right, power or remedy conferred by this Agreement or by any Note upon any holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise. Without limiting the obligations of the Company under Section 15, the Company will pay to the holder of each Note on demand such further amount as shall be sufficient to cover all costs and expenses of such holder incurred in any enforcement or collection under this Section 12, including, without limitation, reasonable attorneys’ fees, expenses and disbursements.

13. REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES.

13.1. Registration of Notes.

The Company shall keep at its principal executive office a register for the registration and registration of transfers of Notes. The name and address of each holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in such register. Prior to due presentment for registration of transfer, the Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Company shall not be affected by any notice or knowledge to the contrary. The Company shall give to any holder of a Note that is an Institutional Investor promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders of Notes.

13.2. Transfer and Exchange of Notes.

Upon surrender of any Note to the Company at the address and to the attention of the designated officer (all as specified in Section 18(iii)) for registration of transfer or exchange (and in the case of a surrender for registration of transfer accompanied by a written instrument of transfer duly executed by the registered holder of such Note or such holder’s attorney duly authorized in writing and accompanied by the relevant name, address and other information for notices of each transferee of such Note or part thereof), within 10 Business Days thereafter, the Company shall execute and deliver, at the Company’s expense (except as provided below), one or more new Notes (as requested by the holder thereof) in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. Each such new Note shall be payable to such Person as such holder may request and shall be substantially in the form of Exhibit 1. Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon. The Company may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes. Notes shall not be transferred in denominations of less than $250,000, provided that if necessary to enable the registration of transfer by a holder of its entire holding of Notes, one Note may be in a denomination of less than $250,000. Any transferee, by its acceptance of a Note registered in its name (or the name of its nominee), shall be deemed to have made the representation set forth in Section 6.2.

13.3. Replacement of Notes.

Upon receipt by the Company at the address and to the attention of the designated officer (all as specified in Section 18(iii)) of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note (which evidence shall be, in the case of an Institutional Investor, notice from such Institutional Investor of such ownership and such loss, theft, destruction or mutilation), and

(a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (provided that if the holder of such Note is, or is a nominee for, an original Purchaser or another holder of a Note with a minimum net worth of at least $50,000,000 or a Qualified Institutional Buyer, such Person’s own unsecured agreement of indemnity shall be deemed to be satisfactory), or

(b) in the case of mutilation, upon surrender and cancellation thereof,

within 10 Business Days thereafter, the Company at its own expense shall execute and deliver, in lieu thereof, a new Note, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.

14. PAYMENTS ON NOTES.

14.1. Place of Payment.

Subject to Section 14.2, payments of principal, Make-Whole Amount, if any, and interest becoming due and payable on the Notes shall be made in Chicago, Illinois, at the principal office of JPMorgan Chase Bank, N.A. in such jurisdiction. The Company may at any time, by notice to each holder of a Note, change the place of payment of the Notes so long as such place of payment shall be either the principal office of the Company in such jurisdiction or the principal office of a bank or trust company in such jurisdiction.

14.2. Home Office Payment.

So long as any Purchaser or its nominee shall be the holder of any Note, and notwithstanding anything contained in Section 14.1 or in such Note to the contrary, the Company will pay all sums becoming due on such Note for principal, Make-Whole Amount, if any, and interest by the method and at the address specified for such purpose below such Purchaser’s name in Schedule A, or by such other method or at such other address as such Purchaser shall have from time to time specified to the Company in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Company made concurrently with or reasonably promptly after payment or prepayment in full of any Note, such Purchaser shall surrender such Note for cancellation, reasonably promptly after any such request, to the Company at its principal executive office or at the place of payment most recently designated by the Company pursuant to Section 14.1. Prior to any sale or other disposition of any Note held by a Purchaser or its nominee, such Purchaser will at its election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the Company in exchange for a new Note or Notes pursuant to Section 13.2. The Company will afford the benefits of this Section 14.2 to any Institutional Investor that is the direct or indirect transferee of any Note purchased by a Purchaser under this Agreement and that has made the same agreement relating to such Note as the Purchasers have made in this Section 14.2.

15. EXPENSES, ETC.

15.1. Transaction Expenses.

Whether or not the transactions contemplated hereby are consummated, the Company will pay all costs and expenses (including reasonable attorneys’ fees of a special counsel and, if reasonably required by the Required Holders, local or other counsel) incurred by the Purchasers and each other holder of a Note in connection with such transactions and in connection with any amendments, waivers or consents under or in respect of this Agreement or the Notes (whether or not such amendment, waiver or consent becomes effective), including, without limitation: (a) the costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement or the Notes or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement or the Notes, or by reason of being a holder of any Note, (b) the costs and expenses, including financial advisors’ fees, incurred in connection with the insolvency or bankruptcy of the Company or any Subsidiary or in connection with any work-out or restructuring of the transactions contemplated hereby and by the Notes and (c) the costs and expenses incurred in connection with the initial filing of this Agreement and all related documents and financial information with the SVO, provided that such costs and expenses under this clause (c) shall not exceed $5,000. The Company will pay, and will save each Purchaser and each other holder of a Note harmless from, all claims in respect of any fees, costs or expenses if any, of brokers and finders (other than those, if any, retained by a Purchaser or other holder in connection with its purchase of the Notes).

15.2. Survival.

The obligations of the Company under this Section 15 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Agreement or the Notes, and the termination of this Agreement.

16. SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT.

All representations and warranties contained herein shall survive the execution and delivery of this Agreement and the Notes, the purchase or transfer by any Purchaser of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any subsequent holder of a Note, regardless of any investigation made at any time by or on behalf of such Purchaser or any other holder of a Note. All statements contained in any certificate or other instrument delivered by or on behalf of the Company pursuant to this Agreement shall be deemed representations and warranties of the Company under this Agreement. Subject to the preceding sentence, this Agreement and the Notes embody the entire agreement and understanding between each Purchaser and the Company and supersede all prior agreements and understandings relating to the subject matter hereof.

17. AMENDMENT AND WAIVER.

17.1. Requirements.

This Agreement and the Notes may be amended, and the observance of any term hereof or of the Notes may be waived (either retroactively or prospectively), with (and only with) the written consent of the Company and the Required Holders, except that (a) no amendment or waiver of any of the provisions of Section 1, 2, 3, 4, 5, 6 or 21 hereof, or any defined term (as it is used therein), will be effective as to any Purchaser unless consented to by such Purchaser in writing, and (b) no such amendment or waiver may, without the written consent of the holder of each Note at the time outstanding affected thereby, (i) subject to the provisions of Section 12 relating to acceleration or rescission, change the amount or time of any prepayment or payment of principal of, or reduce the rate or change the time of payment or method of computation of interest or of the Make-Whole Amount on, the Notes, (ii) change the percentage of the principal amount of the Notes the holders of which are required to consent to any such amendment or waiver, or (iii) amend any of Sections 8, 11(a), 11(b), 12, 17 or 20.

17.2. Solicitation of Holders of Notes.

(a) Solicitation. The Company will provide each holder of the Notes (irrespective of the amount of Notes then owned by it) with sufficient information, sufficiently far in advance of the date a decision is required, to enable such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof or of the Notes. The Company will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this Section 17 to each holder of outstanding Notes promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite holders of Notes.

(b) Payment. The Company will not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security or provide other credit support, to any holder of Notes as consideration for or as an inducement to the entering into by any holder of Notes or any waiver or amendment of any of the terms and provisions hereof unless such remuneration is concurrently paid, or security is concurrently granted or other credit support concurrently provided, on the same terms, ratably to each holder of Notes then outstanding even if such holder did not consent to such waiver or amendment.

(c) Consent in Contemplation of Transfer. Any consent made pursuant to this Section 17.2 by the holder of any Note that has transferred or has agreed to transfer such Note to the Company, any Subsidiary or any Affiliate of the Company and has provided or has agreed to provide such written consent as a condition to such transfer shall be void and of no force or effect except solely as to such holder, and any amendments effected or waivers granted or to be effected or granted that would not have been or would not be so effected or granted but for such consent (and the consents of all other holders of Notes that were acquired under the same or similar conditions) shall be void and of no force or effect except solely as to such transferring holder.

17.3. Binding Effect, Etc.

Any amendment or waiver consented to as provided in this Section 17 applies equally to all holders of Notes and is binding upon them and upon each future holder of any Note and upon the Company without regard to whether such Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Company and the holder of any Note nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder of such Note. As used herein, the term “this Agreement” and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.

17.4. Notes held by Company, Etc.

Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement or the Notes, or have directed the taking of any action provided herein or in the Notes to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by the Company or any of its Affiliates shall be deemed not to be outstanding.

18. NOTICES.

All notices and communications provided for hereunder shall be in writing and sent (a) by telecopy if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or (b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by a recognized overnight delivery service (with charges prepaid). Any such notice must be sent:

(i) if to any Purchaser or its nominee, to such Purchaser or nominee at the address specified for such communications in Schedule A, or at such other address as such Purchaser or nominee shall have specified to the Company in writing,

(ii) if to any other holder of any Note, to such holder at such address as such other holder shall have specified to the Company in writing, or

(iii) if to the Company, to the Company at its address set forth at the beginning hereof to the attention of the Chief Financial Officer, with a separate copy being sent to the attention of the Corporate Counsel, or at such other address or to such other officers as the Company shall have specified to the holder of each Note in writing.

Notices under this Section 18 will be deemed given only when actually received.

19. REPRODUCTION OF DOCUMENTS.

This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by any Purchaser at the Closings (except the Notes themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to any Purchaser, may be reproduced by such Purchaser by any photographic, photostatic, electronic, digital, or other similar process and such Purchaser may destroy any original document so reproduced. The Company agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by such Purchaser in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This Section 19 shall not prohibit the Company or any other holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

20. CONFIDENTIAL INFORMATION.

For the purposes of this Section 20, “Confidential Information” means information delivered to any Purchaser by or on behalf of the Company or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is proprietary in nature and that was clearly marked or labeled or otherwise adequately identified in writing when received by such Purchaser as being confidential information of the Company or such Subsidiary, provided that such term does not include information that (a) was publicly known or otherwise known to such Purchaser prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by such Purchaser or any person acting on such Purchaser’s behalf, (c) otherwise becomes known to such Purchaser other than through disclosure by the Company or any Subsidiary or (d) constitutes financial statements delivered to such Purchaser under Section 7.1 that are otherwise publicly available. Each Purchaser will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by such Purchaser in good faith to protect confidential information of third parties delivered to such Purchaser, provided that such Purchaser may deliver or disclose Confidential Information to (i) its directors, trustees, officers, employees, agents, attorneys and affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by its Notes), (ii) its financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this Section 20, (iii) any other holder of any Note, (iv) any Institutional Investor to which it sells or offers to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 20), (v) any Person from which it offers to purchase any security of the Company (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 20), (vi) any federal or state regulatory authority having jurisdiction over such Purchaser, (vii) the NAIC or the SVO or, in each case, any similar organization, or any nationally recognized rating agency that requires access to information about such Purchaser’s investment portfolio, or (viii) any other Person to which such delivery or disclosure may be necessary or appropriate (w) to effect compliance with any law, rule, regulation or order applicable to such Purchaser, (x) in response to any subpoena or other legal process, (y) in connection with any litigation to which such Purchaser is a party or (z) if an Event of Default has occurred and is continuing, to the extent such Purchaser may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under such Purchaser’s Notes and this Agreement. Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 20 as though it were a party to this Agreement. On reasonable request by the Company in connection with the delivery to any holder of a Note of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee), such holder will enter into an agreement with the Company embodying the provisions of this Section 20.

21. SUBSTITUTION OF PURCHASER.

Each Purchaser shall have the right to substitute any one of its Affiliates as the purchaser of the Notes that it has agreed to purchase hereunder, by written notice to the Company, which notice shall be signed by both such Purchaser and such Affiliate, shall contain such Affiliate’s agreement to be bound by this Agreement and shall contain a confirmation by such Affiliate of the accuracy with respect to it of the representations set forth in Section 6. Upon receipt of such notice, any reference to such Purchaser in this Agreement (other than in this Section 21) shall be deemed to refer to such Affiliate in lieu of such original Purchaser. In the event that such Affiliate is so substituted as a Purchaser hereunder and such Affiliate thereafter transfers to such original Purchaser all of the Notes then held by such Affiliate, upon receipt by the Company of notice of such transfer, any reference to such Affiliate as a “Purchaser” in this Agreement (other than in this Section 21) shall no longer be deemed to refer to such Affiliate, but shall refer to such original Purchaser, and such original Purchaser shall again have all the rights of an original holder of the Notes under this Agreement.

22. MISCELLANEOUS.

22.1. Successors and Assigns.

All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including, without limitation, any subsequent holder of a Note) whether so expressed or not.

22.2. Payments Due on Non-Business Days.

Anything in this Agreement or the Notes to the contrary notwithstanding (but without limiting the requirement in Section 8.4 that the notice of any optional prepayment specify a Business Day as the date fixed for such prepayment), any payment of principal of or Make-Whole Amount or interest on any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day; provided that if the maturity date of any Note is a date other than a Business Day, the payment otherwise due on such maturity date shall be made on the next succeeding Business Day and shall include the additional days elapsed in the computation of interest payable on such next succeeding Business Day.

22.3. Accounting Terms.

All accounting terms used herein which are not expressly defined in this Agreement have the meanings respectively given to them in accordance with GAAP. Except as otherwise specifically provided herein, (i) all computations made pursuant to this Agreement shall be made in accordance with GAAP, and (ii) all financial statements shall be prepared in accordance with GAAP.

22.4. Severability.

Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

22.5. Construction, Etc.

Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

For the avoidance of doubt, all Schedules and Exhibits attached to this Agreement shall be deemed to be a part hereof.

22.6. Counterparts.

This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

22.7. Governing Law.

This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of Illinois excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

22.8. Jurisdiction.

(a) The Company irrevocably submits to the non-exclusive jurisdiction of the courts of the State of Illinois or in the United States District Court for the Northern District of Illinois over any suit, action or proceeding arising out of or relating to this Agreement or the Notes. To the fullest extent permitted by applicable law, the Company irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

(b) The Company consents to process being served by or on behalf of any holder of Notes in any suit, action or proceeding of the nature referred to in Section 22.8(a) by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, return receipt requested, to it at its address specified in Section 18 or at such other address of which such holder shall then have been notified pursuant to said Section. The Company agrees that such service upon receipt (i) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and (ii) shall, to the fullest extent permitted by applicable law, be taken and held to be valid personal service upon and personal delivery to it. Notices hereunder shall be conclusively presumed received as evidenced by a delivery receipt furnished by the United States Postal Service or any reputable commercial delivery service.

(c) Nothing in this Section 22.8 shall affect the right of any holder of a Note to serve process in any manner permitted by law, or limit any right that the holders of any of the Notes may have to bring proceedings against the Company in the courts of any appropriate jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.

* * * * *

If you are in agreement with the foregoing, please sign the form of agreement on a counterpart of this Agreement and return it to the Company, whereupon this Agreement shall become a binding agreement between you and the Company.

Very truly yours,

CASEY’S GENERAL STORES, INC.

By:	/s/ Robert J. Myers
Name:	Robert J. Myers
Title:	President and Chief Executive Officer

Attest:

By:	/s/ John G. Harmon
Name:	John G. Harmon
Title:	Senior Vice President and Secretary

The foregoing is agreed to as of the date thereof.

ALLSTATE LIFE INSURANCE COMPANY

By:	/s/ Robert B. Bodett
Name:	Robert B. Bodett

By:	/s/ Jerry D. Zinkula
Name:	Jerry D. Zinkula
Authorized Signatories

NEW YORK LIFE INSURANCE COMPANY

By:	/s/ A. Post Howland
Name:	A. Post Howland
Title:	Corporate Vice President

NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION

By:	New York Life Investment Management LLC, Its Investment Manager

By:	/s/ A. Post Howland
Name:	A. Post Howland
Title:	Director

ING USA ANNUITY AND LIFE INSURANCE COMPANY

RELIASTAR LIFE INSURANCE COMPANY

ING LIFE INSURANCE AND ANNUITY COMPANY

By:	ING Investment Management LLC, as Agent

By:	/s/ Chris Lyons
Name:	Chris Lyons
Title:	Senior Vice President

HARTFORD LIFE AND ACCIDENT INSURANCE COMPANY

By:	Hartford Investment Management Company
Its Agent and Attorney-in-Fact

By:	/s/ Matthew J. Poznar
Name:	Matthew J. Poznar
Title:	Vice President

PHYSICIANS LIFE INSURANCE COMPANY

By:	Hartford Investment Management Company
Its Agent and Attorney-in-Fact

By:	/s/ Matthew J. Poznar
Name:	Matthew J. Poznar
Title:	Vice President

THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY

By:	/s/ David A. Barras
Name:	David A. Barras
Title:	Its Authorized Representative

THRIVENT FINANCIAL FOR LUTHERANS

By:	/s/ Timothy P. Wegener
Name:	Timothy P. Wegener
Title:	Associate Portfolio Manager

BANKERS LIFE AND CASUALTY COMPANY

CONSECO LIFE INSURANCE COMPANY

CONSECO SENIOR HEALTH INSURANCE COMPANY

CONSECO HEALTH INSURANCE COMPANY

WASHINGTON NATIONAL INSURANCE COMPANY

By:	40|86 Advisors, Inc. acting as Investment Advisor

By:	/s/ Timothy L. Powell
Name:	Timothy L. Powell
Title:	Vice President

ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA

By:	Allianz of America, Inc. as the authorized signatory and investment manager

By:	/s/ Gary Brown
Name:	Gary Brown
Title:	Vice President

BANKERS LIFE INSURANCE COMPANY OF NEW YORK

By:	AmerUs Capital Management Group, Inc.,
its authorized attorney-in-fact

By:	/s/ Roger D. Fors
Name:	Roger D. Fors
Title:	VP – Private Placements

INDIANAPOLIS LIFE INSURANCE COMPANY

By:	AmerUs Capital Management Group, Inc.,
its authorized attorney-in-fact

By:	/s/ Roger D. Fors
Name:	Roger D. Fors
Title:	VP – Private Placements

SCHEDULE A

INFORMATION RELATING TO PURCHASERS

Name of Purchaser	Principal Amount of Series A Notes to be Purchased at First Closing	Principal Amount of Series B Notes to be Purchased at Second Closing
Allstate Life Insurance Company	$4,500,000	$4,500,000
	$4,500,000	$4,500,000

Register Notes in name of: Allstate Life Insurance Company

(1)	All payments by Fedwire transfer of immediately available funds or ACH Payment, identifying the name of the Issuer, the Private Placement Number and the payment as principal, interest or premium, in the format as follows:

Bank: Citibank

ABA #: 021000089

Account Name: Allstate Life Insurance Company Collection Account - PP

Account #: 30547007

Reference: OBI [Insert 9-digit Private Placement No., Credit Name, Coupon, Maturity here], Payment Due Date (MM/DD/YY) and the type and amount of payment being made.

For example:

P             (Enter “P” and amount of principal being remitted, for example, P5000000.00) -

I             (Enter “I” and amount of interest being remitted, for example, I225000.00)

(2)	All notices of scheduled payments and written confirmations of such wire transfer to be sent to:

Allstate Investments LLC

Investment Operations - Private Placements

3075 Sanders Road, STE G4A

Northbrook, IL 60062-7127

Telephone: (847) 402-6672 Private Placements

Telecopy: (847) 326-7032

E-Mail: PrivateIOD@allstate.com

(3)	All financial reports, compliance certificates and all other written communications, including notice of prepayments, to be sent by email (PrivateCompliance@allstate.com) or hard copy to:

Allstate Investments LLC

Private Placements Department

3075 Sanders Road, STE G3A

Northbrook, Illinois 60062-7127

Telephone: (847) 402-7117

Telecopy: (847) 402-3092

Schedule A

(4)	Securities to be delivered to:

Citibank N.A.

333 West 34th Street

3rd Floor Securities Vault

New York, N.Y. 10001

Attn: Danny Reyes

For Allstate Life Insurance Company/Safekeeping Account No. 846627

Tax ID # 36-2554642

Schedule A

2

SCHEDULE A

INFORMATION RELATING TO PURCHASERS

Name of Purchaser	Principal Amount of Series A Notes to be Purchased at First Closing	Principal Amount of Series B Notes to be Purchased at Second Closing
New York Life Insurance Company	$5,000,000	$5,000,000

Register Notes in name of: New York Life Insurance Company

(1)	All payments by wire or intrabank transfer of immediately available funds to:

JPMorgan Chase Bank

New York, New York 10019

ABA No. 021-000-021

Credit: New York Life Insurance Company

General Account No. 008-9-00687

with sufficient information (including issuer, PPN number, interest rate, maturity and whether payment is of principal, premium, or interest) to identify the source and application of such funds.

(2)	All notices of payments and written confirmations of such wire transfers:

New York Life Insurance Company

c/o New York Life Investment Management LLC

51 Madison Avenue

New York, New York 10010-1603

Attention:	Financial Management and Operations Group
Securities Operations
2nd Floor
Fax #: (212) 447-4160

With a copy sent electronically to: FIIGLibrary@nylim.com

Schedule A

3

(3)	All other communications:

New York Life Insurance Company

c/o New York Life Investment Management LLC

51 Madison Avenue

New York, New York 10010

Attention:	Securities Investment Group
Private Finance
2nd Floor
Fax #: (212) 447-4122

With a copy sent electronically to: FIIGLibrary@nylim.com

with a copy of any notices regarding defaults or Events of Default under the operative documents to:

Attention:	Office of General Counsel
Investment Section, Room 1104
Fax #: (212) 576-8340

All e-mail transmissions of the Officer’s Certificate pursuant Section 7.2 to FIIGLibrary@nylim.com

Tax ID # 13-5582869

Schedule A

4

SCHEDULE A

INFORMATION RELATING TO PURCHASERS

Name of Purchaser	Principal Amount of Series A Notes to be Purchased at First Closing	Principal Amount of Series B Notes to be Purchased at Second Closing
New York Life Insurance and Annuity Corporation	$3,000,000	$3,000,000

Register Notes in name of: New York Life Insurance and Annuity Corporation

(1)	All payments by wire or intrabank transfer of immediately available funds to:

JPMorgan Chase Bank

New York, New York

ABA No. 021-000-021

Credit: New York Life Insurance and Annuity Corporation

General Account No. 323-8-47382

with sufficient information (including issuer, PPN number, interest rate, maturity and whether payment is of principal, premium, or interest) to identify the source and application of such funds.

(2)	All notices of payments and written confirmations of such wire transfers:

New York Life Insurance and Annuity Corporation

c/o New York Life Investment Management LLC

51 Madison Avenue

New York, New York 10010-1603

Attention:	Financial Management and Operations Group
Securities Operation
2nd Floor
Fax #: (212) 447-4160

With a copy sent electronically to: FIIGLibrary@nylim.com

(3)	All other communications:

New York Life Insurance and Annuity Corporation

c/o New York Life Investment Management LLC

51 Madison Avenue

New York, New York 10010-1603

Schedule A

5

Attention:	Securities Investment Group
Private Finance
2nd Floor
Fax #: (212) 447-4122

With a copy sent electronically to: FIIGLibrary@nylim.com

with a copy of any notices regarding defaults or Events of Default under the operative documents to:

Attention:	Office of General Counsel
Investment Section, Room 1104
Fax #: (212) 576-8340

All e-mail transmissions of the Officer’s Certificate pursuant Section 7.2 to FIIGLibrary@nylim.com

Tax	ID # 13-3044743

Schedule A

6

SCHEDULE A

INFORMATION RELATING TO PURCHASERS

Name of Purchaser	Principal Amount of Series A Notes to be Purchased at First Closing	Principal Amount of Series B Notes to be Purchased at Second Closing
ING USA Annuity and Life Insurance Company	$5,000,000

Register Notes in name of: ING USA Annuity and Life Insurance Company

(1)	All payments on account of Notes held by such purchaser shall be made by wire transfer of immediately available funds for credit to:

The Bank of New York

ABA#: 021000018

Ref.: ING USA Annuity and Life Insurance Co.,

Acct. No. 136373 and 147528 D# 7

BFN: IOC 566/INST’L CUSTODY (for scheduled principal and interest payments)

or

BFN: IOC 565/INST’L CUSTODY (for all payments other than scheduled principal and interest)

Each such wire transfer shall set forth the name of the issuer, the full title (including the coupon rate, issuance date, and final maturity date) of the Notes on account of which such payment is made, a reference to the PPN, and the due date and application (as among principal, premium and interest) of the payment being made.

(2)	Address for all notices relating to payments:

ING Investment Management LLC

5780 Powers Ferry Road, NW, Suite 300

Atlanta, GA 30327-4349

Attn: Operations/Settlements

Fax: (770) 690-4886

Schedule A

7

(3)	All other communications:

ING Investment Management LLC

100 Washington Avenue South, Suite 1635

Minneapolis, MN 55401-2121

Attn: Randy Williamson

Phone: (612) 372-5290

Fax: (612) 372-5368

with copy to:

ING Investment Management LLC

5780 Powers Ferry Road, NW, Suite 300

Atlanta, GA 30327-4349

Attn: Private Placements

Fax: (770) 690-5057

All e-mail transmissions of the Officer’s Certificate pursuant Section 7.2 to randall.williamson@inginvestment.com and jim.wittich@inginvestment.com

(4)	Deliver original Notes to:

The Bank of New York

One Wall Street

Window A - 3rd Floor

New York, NY 10286

with a copy to:

ING Investment Management LLC

5780 Powers Ferry Road, NW, Suite 300

Atlanta, GA 30327-4349

Attn: Joyce M. Resnick, Esq.

Fax: (770) 690-5385

The cover letter accompanying the Notes should set forth the name of the issuer, a description of the Notes (including the interest rate, maturity date and private placement number), and the name of the purchaser and its account number at The Bank of New York (ING USA – Acct. No. 136373).

(5)	Tax ID # 41-0991508

Schedule A

8

SCHEDULE A

INFORMATION RELATING TO PURCHASERS

Name of Purchaser	Principal Amount of Series A Notes to be Purchased at First Closing	Principal Amount of Series B Notes to be Purchased at Second Closing
Reliastar Life Insurance Company	$2,500,000

Register Notes in name of: Reliastar Life Insurance Company

(1)	All payments on account of Notes held by such purchaser shall be made by wire transfer of immediately available funds for credit to:

The Bank of New York

ABA#: 021000018

Ref.: ReliaStar Life Insurance Company,

Acct. No. 187035 and 147528 D# 7

BFN: IOC 566/INST’L CUSTODY (for scheduled principal and interest payments)

or

BFN: IOC 565/INST’L CUSTODY (for all payments other than scheduled principal and interest)

Each such wire transfer shall set forth the name of the issuer, the full title (including the coupon rate, issuance date, and final maturity date) of the Notes on account of which such payment is made, a reference to the PPN, and the due date and application (as among principal, premium and interest) of the payment being made.

(2)	Address for all notices relating to payments:

ING Investment Management LLC

5780 Powers Ferry Road, NW, Suite 300

Atlanta, GA 30327-4349

Attn: Operations/Settlements

Fax: (770) 690-4886

Schedule A

9

(3)	Address for all other communications and notices:

ING Investment Management LLC

100 Washington Avenue South, Suite 1635

Minneapolis, MN 55401-2121

Attn: Randy Williamson

Phone: (612) 372-5290

Fax: (612) 372-5368

with copy to:

ING Investment Management LLC

5780 Powers Ferry Road, NW, Suite 300

Atlanta, GA 30327-4349

Attn: Private Placements

Fax: (770) 690-5057

All e-mail transmissions of the Officer’s Certificate pursuant Section 7.2 to randall.williamson@inginvestment.com and jim.wittich@inginvestment.com

(4)	Deliver original Notes to:

The Bank of New York

One Wall Street

Window A - 3rd Floor

New York, NY 10286

with a copy to:

ING Investment Management LLC

5780 Powers Ferry Road, NW, Suite 300

Atlanta, GA 30327-4349

Attn: Joyce M. Resnick, Esq.

Fax: (770) 690-5385

The cover letter accompanying the Notes should set forth the name of the issuer, a description of the Notes (including the interest rate, maturity date and private placement number), and the name of the purchaser and its account number at The Bank of New York (RLI – Acct. No. 187035).

(5)	Tax ID # 41-0451140

Schedule A

10

SCHEDULE A

INFORMATION RELATING TO PURCHASERS

Name of Purchaser	Principal Amount of Series A Notes to be Purchased at First Closing	Principal Amount of Series B Notes to be Purchased at Second Closing
ING Life Insurance and Annuity Company		$7,500,000

Register Notes in name of: ING Life Insurance and Annuity Company

(1)	All payments on account of Notes held by such purchaser shall be made by wire transfer of immediately available funds for credit to:

The Bank of New York

ABA#: 021000018

Attn: P&I Department

Ref.: ING Life Insurance and Annuity Company,

Acct. No. 216101 and 147528 E* 0

BFN: IOC 566 (for scheduled principal and interest payments)

or

BFN: IOC 565/INST’L CUSTODY (for all payments other than scheduled principal and interest)

Each such wire transfer shall set forth the name of the issuer, the full title (including the coupon rate, issuance date, and final maturity date) of the Notes on account of which such payment is made, a reference to the PPN, and the due date and application (as among principal, premium and interest) of the payment being made.

(2)	Address for all notices relating to payments:

ING Investment Management LLC

5780 Powers Ferry Road, NW, Suite 300

Atlanta, GA 30327-4349

Attn: Operations/Settlements

Fax: (770) 690-4886

Schedule A

11

(3)	Address for all other communications and notices:

ING Investment Management LLC

100 Washington Avenue South, Suite 1635

Minneapolis, MN 55401-2121

Attn: Randy Williamson

Phone: (612) 372-5290

Fax: (612) 372-5368

with copy to:

ING Investment Management LLC

5780 Powers Ferry Road, NW, Suite 300

Atlanta, GA 30327-4349

Attn: Private Placements

Fax: (770) 690-5057

All e-mail transmissions of the Officer’s Certificate pursuant Section 7.2 to randall.williamson@inginvestment.com and jim.wittich@inginvestment.com

(4)	Deliver original Notes to:

The Bank of New York

One Wall Street

Window A - 3rd Floor

New York, NY 10286

with a copy to:

ING Investment Management LLC

5780 Powers Ferry Road, NW, Suite 300

Atlanta, GA 30327-4349

Attn: Joyce M. Resnick, Esq.

Fax: (770) 690-5385

The cover letter accompanying the Notes should set forth the name of the issuer, a description of the Notes (including the interest rate, maturity date and private placement number), and the name of the purchaser and its account number at The Bank of New York (ALI – Acct. No. 216101).

(5)	Tax ID # 71-0294708

Schedule A

12

SCHEDULE A

INFORMATION RELATING TO PURCHASERS

Name of Purchaser	Principal Amount of Series A Notes to be Purchased at First Closing	Principal Amount of Series B Notes to be Purchased at Second Closing
Hartford Life and Accident Insurance Company	$6,000,000	$6,000,000

Register Notes in name of: Hartford Life and Accident Insurance Company

(1)	All payments by wire transfer of immediately available funds to:

JP Morgan Chase

4 New York Plaza

New York, New York 10004

Bank ABA No. 021000021

Chase NYC/Cust

A/C# 900-9-000200 for F/C/TG06956-EBD

Attn: Bond Interest/Principal- Casey’s General Stores, Inc.

5.72% Senior Notes Due September 2019 or Casey’s General Stores, Inc.

5.72% Senior Notes Due March 2020 (as applicable)

PPN#             Prin $             Int $

with sufficient information to identify the source and application of such funds.

(2)	All notices of payments and written confirmations of such wire transfers:

Hartford Investment Management Company

c/o Portfolio Support

Regular Mailing Address:

P.O. Box 1744

Hartford, Connecticut 06144-1744

Overnight Mailing Address:

55 Farmington Avenue

Hartford, Connecticut 06105

Telefacsimile: (860) 297-8875/8876

(3)	All other communications:

Hartford Investment Management Company

c/o Investment Department— Private Placements

Regular Mailing Address:

Schedule A

13

P.O. Box 1744

Hartford, CT 06144-1744

Overnight Mailing Address:

55 Farmington Avenue

Hartford, Connecticut 06105

Telefacsimile: (860) 297-8884

All e-mail transmissions of the Officer’s Certificate pursuant Section 7.2 to lorraine.muir@himco.com and daniel.leimbach@himco.com

(4)	Physical Delivery of Notes:

JP Morgan Chase

4 New York Plaza

New York, New York 10004

Attn: John Bouquet

Phy/Rec— 11th Floor

Phone: 212-623-2840

Custody Account Number: G06956-EBD must appear on outside of envelope

Tax ID # 06-0838648

Schedule A

14

SCHEDULE A

INFORMATION RELATING TO PURCHASERS

Name of Purchaser	Principal Amount of Series A Notes to be Purchased at First Closing	Principal Amount of Series B Notes to be Purchased at Second Closing
Physicians Life Insurance Company	$650,000	$650,000

Register Notes in name of: ELL & Co.

(1)	All payments by wire transfer of immediately available funds to:

The Northern Trust Company

ABA # 071 000 152

Account # 5186041000

F/C/T Physicians Life Insurance Company (26-27104- QPA)

Attn: INC/DIV

PPN:             Prin:             Int:

Ref:	Casey’s General Stores, Inc., 5.72% Senior Notes Due September 2019 or General Stores, Inc., 5.72% Senior Notes Due March 2020 (as applicable)

with sufficient information to identify the source and application of such funds.

(2)	All notices of payments and written confirmations of such wire transfers:

Physicians Life Insurance Company

Attention: Steven Scanlon

Address:   2600 Dodge Street

 Omaha, Nebraska 68131

Facsimile: (402) 633-1096

(3)	All other communications:

Hartford Investment Management Company

c/o Investment Department— Private Placements

Regular Mailing Address:

P.O. Box 1744

Hartford, CT 06144-1744

Overnight Mailing Address:

55 Farmington Avenue

Hartford, Connecticut 06105

Telefacsimile: (860) 297-8884

Schedule A

15

All e-mail transmissions of the Officer’s Certificate pursuant Section 7.2 to lorraine.muir@himco.com and daniel.leimbach@himco.com

(4)	Physical Delivery of Notes:

The Northern Trust Company

40 Broad Street, 8th Floor

Northern Acct # 26-27104- Physicians Life Insurance Company

New York, NY 10004

Attn: Steven Sorge

Phone: (212) 701-7554

Facsimile: (212) 701-7551

Tax ID # 47-0529583

Schedule A

16

SCHEDULE A

INFORMATION RELATING TO PURCHASERS

Name of Purchaser	Principal Amount of Series A Notes to be Purchased at First Closing	Principal Amount of Series B Notes to be Purchased at Second Closing
Physicians Life Insurance Company	$350,000	$350,000

Register Notes in name of: ELL & Co.

(1)	All payments by wire transfer of immediately available funds to:

The Northern Trust Company

ABA # 071 000 152

Account # 5186041000

F/C/T Physicians Life Insurance Company (26-27103- QPL)

Attn: INC/DIV

PPN:             Prin:             Int:

Ref: Casey’s General Stores, Inc., 5.72% Senior Notes Due September 2019 or General Stores, Inc., 5.72% Senior Notes Due March 2020 (as applicable)

with sufficient information to identify the source and application of such funds.

(2)	All notices of payments and written confirmations of such wire transfers:

Physicians Life Insurance Company

Attention: Steven Scanlon

Address:   2600 Dodge Street

 Omaha, Nebraska 68131

Facsimile: (402) 633-1096

(3)	All other communications:

Hartford Investment Management Company

c/o Investment Department— Private Placements

Regular Mailing Address:

P.O. Box 1744

Hartford, CT 06144-1744

Overnight Mailing Address:

55 Farmington Avenue

Hartford, Connecticut 06105

Telefacsimile: (860) 297-8884

Schedule A

17

All e-mail transmissions of the Officer’s Certificate pursuant Section 7.2 to lorraine.muir@himco.com and daniel.leimbach@himco.com

(4)	Physical Delivery of Notes:

The Northern Trust Company

40 Broad Street, 8th Floor

Northern Acct # 26-27103- Physicians Life Insurance Company

New York, NY 10004

Attn: Steven Sorge

Phone: (212) 701-7554

Facsimile: (212) 701-7551

Tax ID # 47-0529583

Schedule A

18

SCHEDULE A

INFORMATION RELATING TO PURCHASERS

Name of Purchaser	Principal Amount of Series A Notes to be Purchased at First Closing	Principal Amount of Series B Notes to be Purchased at Second Closing
The Northwestern Mutual Life Insurance Company	$6,000,000	$6,000,000

Register Notes in name of: The Northwestern Mutual Life Insurance Company

(1)	All payments by wire transfer of immediately available funds to:

US Bank

777 East Wisconsin Avenue

Milwaukee, WI 53202

ABA #075000022

For the account of:

NM Private Placement

Account No. 182380324521

with sufficient information to identify the source of the transfer, the amount of interest, principal or premium, the series of Notes and the PPN

(2)	All notices of payments and written confirmations of such wire transfers:

The Northwestern Mutual Life Insurance Company

720 East Wisconsin Avenue

Milwaukee, WI 53202

Attention: Investment Operations

Facsimile: (414) 625-6998

(3)	All other communications:

The Northwestern Mutual Life Insurance Company

720 East Wisconsin Avenue

Milwaukee, WI 53202

Attention: Securities Department

Facsimile: (414) 665-7124

privateinvest@northwesternmutual.com

Schedule A

19

(4)	Address for delivery of Notes:

The Northwestern Mutual Life Insurance Company

720 East Wisconsin Avenue

Milwaukee, WI 53202

Attention: Douglas D. Timmer

Tax ID # 39-0509570

Schedule A

20

SCHEDULE A

INFORMATION RELATING TO PURCHASERS

Name of Purchaser	Principal Amount of Series A Notes to be Purchased at First Closing	Principal Amount of Series B Notes to be Purchased at Second Closing
Thrivent Financial for Lutherans	$5,000,000	$5,000,000

Register Notes in name of: Swanbird & Co.

(1)	All payments by wire transfer of immediately available funds to:

ABA # 011000028

State Street Bank & Trust Co.

DDA # A/C – 6813-049-1

Fund Number: NCE1

Fund Name: Thrivent Financial for Lutherans

All payments must include the following information:

Security Description

Private Placement Number

Reference Purpose of Payment

Interest and/or Principal Breakdown

(2)	All notices of payments and written confirmations of such wire transfers:

Investment Division-Private Placements Thrivent Financial for Lutherans 625 Fourth Avenue South Minneapolis, MN 55415 Fax: (612) 340-5776	Witha copy to: ThriventAccounts StateStreet Kansas City 801 Pennsylvania KansasCity, MO 64105 Attention: Bart Woodson Fax: (816) 691-3610

(3)	All other communications:

Thrivent Financial for Lutherans

Attn: Investment Division-Private Placements

625 Fourth Avenue South

Minneapolis, MN 55415

Fax: (612) 340-5776

Schedule A

21

All e-mail transmissions of the Officer’s Certificate pursuant Section 7.2 to geoff.huber@thrivent.com

(4)	Deliver original Notes to:

DTC/New York Window

55 Water Street

Plaza Level – 3rd Floor

New York, NY 10041

Attention: Robert Mendez

Account: State Street

Fund Name: Thrivent Financial for Lutherans

Fund Number: NCE1

Nominee Name: Swanbird & Co.

With a copy to the Thrivent Financial in-house attorney

Tax ID # 39-0123480

Nominee Tax ID Number: 04-3475606

Schedule A

22

SCHEDULE A

INFORMATION RELATING TO PURCHASERS

Name of Purchaser	Principal Amount of Series A Notes to be Purchased at First Closing	Principal Amount of Series B Notes to be Purchased at Second Closing
Bankers Life and Casualty Company	$1,000,000	$1,000,000

Register Notes in name of: Hare & Co.

(1)	All payments by wire transfer of immediately available funds to:

The Bank of New York

ABA # 021000018

BNF: IOC566

Attn: P&I Department (Purisima Teylan)

Ref: Bankers Life and Casualty Co., A/C# 0000014814, CUSIP

with sufficient information to identify the source and application of such funds.

(2)	All notices of payments and written confirmations of such wire transfers:

John K. Nasser, FLMI, Senior Manager, Investment Operations

40|86 Advisors, Inc.

535 N. College Drive

Carmel, IN 46032

Tel: (317) 817-6069

Fax: (317) 817-2589

John.Nasser@4086.com

(3)	All other communications:

John K. Nasser, FLMI, Senior Manager, Investment Operations

40|86 Advisors, Inc.

535 N. College Drive

Carmel, IN 46032

Tel: (317) 817-6069

Fax: (317) 817-2589

John.Nasser@4086.com

Schedule A

23

(4)	Deliver original Notes to:

John K. Nasser, FLMI, Senior Manager, Investment Operations

40|86 Advisors, Inc.

535 N. College Drive

Carmel, IN 46032

Tax ID # 36-0770740

Schedule A

24

SCHEDULE A

INFORMATION RELATING TO PURCHASERS

Name of Purchaser	Principal Amount of Series A Notes to be Purchased at First Closing	Principal Amount of Series B Notes to be Purchased at Second Closing
Conseco Life Insurance Company	$650,000	$600,000

Register Notes in name of: Hare & Co.

(1)	All payments by wire transfer of immediately available funds to:

The Bank of New York

ABA # 021000018

BNF: IOC566

Attn: P&I Department (Purisima Teylan)

Ref: Conseco Life Insurance Co., Acct# 0000232471, CUSIP

with sufficient information to identify the source and application of such funds.

(2)	All notices of payments and written confirmations of such wire transfers:

John K. Nasser, FLMI, Senior Manager, Investment Operations

40|86 Advisors, Inc.

535 N. College Drive

Carmel, IN 46032

Tel: (317) 817-6069

Fax: (317) 817-2589

John.Nasser@4086.com

(3)	All other communications:

John K. Nasser, FLMI, Senior Manager, Investment Operations

40|86 Advisors, Inc.

535 N. College Drive

Carmel, IN 46032

Tel: (317) 817-6069

Fax: (317) 817-2589

John.Nasser@4086.com

Schedule A

25

(4)	Deliver original Notes to:

John K. Nasser, FLMI, Senior Manager, Investment Operations

40|86 Advisors, Inc.

535 N. College Drive

Carmel, IN 46032

Tax ID # 04-2299444

Schedule A

26

SCHEDULE A

INFORMATION RELATING TO PURCHASERS

Name of Purchaser	Principal Amount of Series A Notes to be Purchased at First Closing	Principal Amount of Series B Notes to be Purchased at Second Closing
Conseco Senior Health Insurance Company	$600,000	$650,000

Register Notes in name of: Hare & Co.

(1)	All payments by wire transfer of immediately available funds to:

The Bank of New York

ABA # 021000018

BNF: IOC566

Attn: P&I Department (Purisima Teylan)

Ref: Conseco Senior Health Insurance Co., Acct# 0000005068, CUSIP

with sufficient information to identify the source and application of such funds.

(2)	All notices of payments and written confirmations of such wire transfers:

John K. Nasser, FLMI, Senior Manager, Investment Operations

40|86 Advisors, Inc.

535 N. College Drive

Carmel, IN 46032

Tel: (317) 817-6069

Fax: (317) 817-2589

John.Nasser@4086.com

(3)	All other communications:

John K. Nasser, FLMI, Senior Manager, Investment Operations

40|86 Advisors, Inc.

535 N. College Drive

Carmel, IN 46032

Tel: (317) 817-6069

Fax: (317) 817-2589

John.Nasser@4086.com

Schedule A

27

(4)	Deliver original Notes to:

John K. Nasser, FLMI, Senior Manager, Investment Operations

40|86 Advisors, Inc.

535 N. College Drive

Carmel, IN 46032

Tax ID # 23-0704970

Schedule A

28

SCHEDULE A

INFORMATION RELATING TO PURCHASERS

Name of Purchaser	Principal Amount of Series A Notes to be Purchased at First Closing	Principal Amount of Series B Notes to be Purchased at Second Closing
Conseco Health Insurance Company	$250,000

Register Notes in name of: Hare & Co.

(1)	All payments by wire transfer of immediately available funds to:

The Bank of New York

ABA # 021000018

BNF: IOC566

Attn: P&I Department (Purisima Teylan)

Ref: Conseco Health Insurance Co., Acct# 0000005070, CUSIP

with sufficient information to identify the source and application of such funds.

(2)	All notices of payments and written confirmations of such wire transfers:

John K. Nasser, FLMI, Senior Manager, Investment Operations

40|86 Advisors, Inc.

535 N. College Drive

Carmel, IN 46032

Tel: (317) 817-6069

Fax: (317) 817-2589

John.Nasser@4086.com

(3)	All other communications:

John K. Nasser, FLMI, Senior Manager, Investment Operations

40|86 Advisors, Inc.

535 N. College Drive

Carmel, IN 46032

Tel: (317) 817-6069

Fax: (317) 817-2589

John.Nasser@4086.com

Schedule A

29

(4)	Deliver original Notes to:

John K. Nasser, FLMI, Senior Manager, Investment Operations

40|86 Advisors, Inc.

535 N. College Drive

Carmel, IN 46032

Tax ID # 34-1083130

Schedule A

30

SCHEDULE A

INFORMATION RELATING TO PURCHASERS

Name of Purchaser	Principal Amount of Series A Notes to be Purchased at First Closing	Principal Amount of Series B Notes to be Purchased at Second Closing
Washington National Insurance Company		$250,000

Register Notes in name of: Hare & Co.

(1)	All payments by wire transfer of immediately available funds to:

The Bank of New York

ABA # 021000018

BNF: IOC566

Attn: P&I Department (Purisima Teylan)

Ref: Washington National Insurance Co., Acct# 0000379363, CUSIP

with sufficient information to identify the source and application of such funds.

(2)	All notices of payments and written confirmations of such wire transfers:

John K. Nasser, FLMI, Senior Manager, Investment Operations

40|86 Advisors, Inc.

535 N. College Drive

Carmel, IN 46032

Tel: (317) 817-6069

Fax: (317) 817-2589

John.Nasser@4086.com

(3)	All other communications:

John K. Nasser, FLMI, Senior Manager, Investment Operations

40|86 Advisors, Inc.

535 N. College Drive

Carmel, IN 46032

Tel: (317) 817-6069

Fax: (317) 817-2589

John.Nasser@4086.com

Schedule A

31

(4)	Deliver original Notes to:

John K. Nasser, FLMI, Senior Manager, Investment Operations

40|86 Advisors, Inc.

535 N. College Drive

Carmel, IN 46032

Tax ID # 36-1933760

Schedule A

32

SCHEDULE A

INFORMATION RELATING TO PURCHASERS

Name of Purchaser	Principal Amount of Series A Notes to be Purchased at First Closing	Principal Amount of Series B Notes to be Purchased at Second Closing
Allianz Life Insurance Company of North America	$2,500,000	$2,500,000

Register Notes in name of: MAC & CO.

(1)	All payments by wire transfer of immediately available funds to:

MAC & CO.

ABA # 011001234

Mellon Bank Account No. AZAF6700242

DDA 125621

Cost Center 1253

Re: “Accompanying Information” below

For Credit to Portfolio Account: AZLIFE-MVA 24

Accompanying Information:

Name of Issuer: Casey’s General Stores, Inc.

Description of Security: Casey’s General Stores, Inc. 5.72% Senior Notes, Series A, Due September 30, 2019 or Casey’s General Stores, Inc. 5.72% Senior Notes, Series B, Due March 30, 2020 (as applicable)

PPN: 147528 D# 7 (Series A Notes) or 147528 E* 0 (Series B Notes)

Due Date and Application (as among principal, make whole and interest) of the payment being made:

(2)	All notices of payments and written confirmations of such wire transfers:

Allianz Life Insurance Company of North America

c/o Allianz of America, Inc.

Attn: Private Placements

55 Greens Farms Road

P.O. Box 5160

Westport, Connecticut 06881-5160

Phone: 203-221-8580

Fax: 203-221-8539

E-mail: blandry@azoa.com

Schedule A

33

With a copy to:

Kathy Muhl

Supervisor – Income Group

Mellon Bank, N.A.

Three Mellon Center – Room 3418

Pittsburgh, Pennsylvania 15259

Phone: 412-234-5192

E-mail: muhl.kl@mellon.com

(3)	All other communications:

Allianz Life Insurance Company of North America

c/o Allianz of America, Inc.

Attn: Private Placements

55 Greens Farms Road

P.O. Box 5160

Westport, Connecticut 06881-5160

Phone: 203-221-8580

Fax: 203-221-8539

E-mail: blandry@azoa.com

(4)	Deliver original Notes to:

Mellon Security Trust Company

120 Broadway

13th Floor – Teller Window

New York, NY 10271

For Credit to: Allianz Life Insurance Company of North America,

AZLIFE-MVA 24

Tax ID # 41-1366075

Schedule A

34

SCHEDULE A

INFORMATION RELATING TO PURCHASERS

Name of Purchaser	Principal Amount of Series A Notes to be Purchased at First Closing	Principal Amount of Series B Notes to be Purchased at Second Closing
Bankers Life Insurance Company of New York	$1,000,000	$1,000,000

Register Notes in name of: HARE & CO.

(1)	All payments by wire transfer of immediately available funds to:

The Bank of New York

New York, NY

ABA #021000018

Credit A/C# GLA111566

A/C Name: Institutional Custody Insurance Division

Custody Account Name: Bankers Life Insurance Company

  of New York

Custody Account Number: 014784

Reference: “Accompanying Information” as shown below

Accompanying Information:

Name of Company:

Description of Security:

PPN:

Due Date and Application (as among principal, make-whole and interest) of the payment being made:

(2)	All notices of payments and written confirmations of such wire transfers:

Bankers Life Insurance Company of New York

c/o AmerUs Capital Management Group, Inc.

699 Walnut Street, Suite 1700

Des Moines, IA 50309

Attn: Julie Rivera

Tel: (515) 283-3431

Fax: (515) 283-3439

Schedule A

35

(3)	All other communications:

Bankers Life Insurance Company of New York

c/o AmerUs Capital Management Group, Inc.

699 Walnut Street, Suite 1700

Des Moines, IA 50309

Attn: Tamara Harmon

Tel: (515) 362-3527

Fax: (515) 283-3439

tamara.harmon@amerus.com

(4)	Deliver original Notes to:

The Bank of New York

One Wall Street, 3rd Floor

Window A

New York, NY 10286

FAO: Bankers Life Insurance Co. of NY, A/C #014784

Tax ID # 13-1970218

13-6062916 (Hare & Co.)

Schedule A

36

SCHEDULE A

INFORMATION RELATING TO PURCHASERS

Name of Purchaser	Principal Amount of Series A Notes to be Purchased at First Closing	Principal Amount of Series B Notes to be Purchased at Second Closing
Indianapolis Life Insurance Company	$1,500,000	$1,500,000

Register Notes in name of: HARE & CO.

(1)	All payments by wire transfer of immediately available funds to:

The Bank of New York

New York, NY

ABA #021000018

BNF: IOC566

Attn: P & I Department

Custody Account Name: Indianapolis Life Insurance Company

Custody Account Number: 178014

Reference: “Accompanying Information” as shown below

Accompanying Information:

Name of Company:

Description of Security:

PPN:

Due Date and Application (as among principal, make-whole and interest) of the payment being made:

(2)	All notices of payments and written confirmations of such wire transfers:

Indianapolis Life Insurance Company

c/o AmerUs Capital Management Group, Inc.

699 Walnut Street, Suite 1700

Des Moines, IA 50309

Attn: Julie Rivera

Tel: (515) 283-3431

Fax: (515) 283-3439

Schedule A

37

(3)	All other communications:

Indianapolis Life Insurance Company

c/o AmerUs Capital Management Group, Inc.

699 Walnut Street, Suite 1700

Des Moines, IA 50309

Attn: Tamara Harmon

Tel: (515) 362-3527

Fax: (515) 283-3439

tamara.harmon@amerus.com

(4)	Deliver original Notes to:

The Bank of New York

One Wall Street, 3rd Floor

Window A

New York, NY 10286

FAO: Indianapolis Life Insurance Company Closed Block, A/C #178014

Tax ID # 35-0413330

13-6062916 (Hare & Co.)

Schedule A

38

SCHEDULE B

DEFINED TERMS

As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:

“Affiliate” means, at any time, and with respect to any Person, any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person. As used in this definition, “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. Unless the context otherwise clearly requires, any reference to an “Affiliate” is a reference to an Affiliate of the Company.

“Anti-Terrorism Order” means Executive Order No. 13,224 of September 23, 2001, Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit or Support Terrorism, 66 U.S. Fed. Reg. 49, 079 (2001), as amended.

“Asset Disposition” means the sale, lease, conveyance, disposition or other transfer of any assets other than those:

(a) from a Subsidiary to the Company or a Wholly Owned Subsidiary;

(b) from the Company to a Wholly Owned Subsidiary; and

(c) made in the ordinary course of business, including sales of obsolete assets or inventory held for sale.

“Business Day” means (a) for the purposes of Section 8.6 only, any day other than a Saturday, a Sunday or a day on which commercial banks in New York City are required or authorized to be closed, and (b) for the purposes of any other provision of this Agreement, any day other than a Saturday, a Sunday or a day on which commercial banks in New York City or Chicago, Illinois are required or authorized to be closed.

“Capital Lease” means, at any time, a lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP.

“Closings” is defined in Section 3.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

Schedule B

“Company” means Casey’s General Stores, Inc., an Iowa corporation or any successor that becomes such in the manner prescribed in Section 10.5.

“Confidential Information” is defined in Section 20.

“Consolidated EBITDA” means, for any period, Consolidated Net Income for such period plus, to the extent deducted in calculating Consolidated Net Income for such period, (i) Consolidated Interest Expense, (ii) all provisions for federal, state and other income taxes, (iii) depreciation and amortization expense, including amortization of goodwill and other intangible assets, and (iv) non-cash stock option expense, in each case determined on a consolidated basis in accordance with GAAP. If, during the period for which Consolidated EBITDA is being calculated, the Company or any Subsidiary has acquired one or more Persons (or the assets thereof) in any transaction or group of related transactions, which acquisition the Company is required to disclose in the Company’s financial statements pursuant to Statement of Financial Accounting Standards (SFAS) No. 141, Consolidated EBITDA shall be calculated on a pro forma basis as if the transaction or transactions had occurred on the first day of such period.

“Consolidated Interest Expense” means, for any period, the consolidated interest expense of the Company and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP.

“Consolidated Net Income” means, for any period, the net income (or deficit) of the Company and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP, but excluding in any event (a) any extraordinary, unusual or non-recurring gain or loss (net of any tax effect) or any gain or loss from discontinued operations and (b) net earnings of any Person (other than a Subsidiary) in which the Company or any Subsidiary has an ownership interest unless such net earnings shall have actually been received by the Company or such Subsidiary in the form of cash distributions.

“Consolidated Net Worth” means, as of any date, the consolidated shareholders’ equity of the Company and its Subsidiaries as of such date determined in accordance with GAAP.

“Consolidated Total Assets” means, as of any date, the assets and properties of the Company and its Subsidiaries as of such date determined on a consolidated basis in accordance with GAAP.

“Consolidated Total Debt” means, as of any date, all Indebtedness of the Company and its Subsidiaries as of such date, including current maturities of such obligations, determined on a consolidated basis in accordance with GAAP.

“Default” means an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.

Schedule B

2

“Default Rate” means that rate of interest that is the greater of (i) 2.0% per annum above the rate of interest stated in clause (a) of the first paragraph of the Notes or (ii) 2.0% over the rate of interest publicly announced by JPMorgan Chase Bank, N.A. in Chicago, Illinois as its “base” or “prime” rate.

“Electronic Delivery” is defined in Section 7.1(a).

“Environmental Laws” means any and all Federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including but not limited to those related to Hazardous Materials.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that is treated as a single employer together with the Company under section 414 of the Code.

“Event of Default” is defined in Section 11.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time and the rules and regulations promulgated thereunder from time to time in effect.

“Form 10-K” is defined in Section 7.1(b).

“Form 10-Q” is defined in Section 7.1(a).

“GAAP” means generally accepted accounting principles as in effect from time to time in the United States of America.

“Governmental Authority” means

(a) the government of

(i) the United States of America or any State or other political subdivision thereof, or

(ii) any other jurisdiction in which the Company or any Subsidiary conducts all or any part of its business, or which asserts jurisdiction over any properties of the Company or any Subsidiary, or

(b) any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

Schedule B

3

“Guaranty” means, with respect to any Person, any obligation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any indebtedness, dividend or other obligation of any other Person in any manner, whether directly or indirectly, including (without limitation) obligations incurred through an agreement, contingent or otherwise, by such Person:

(a) to purchase such indebtedness or obligation or any property constituting security therefor;

(b) to advance or supply funds (i) for the purchase or payment of such indebtedness or obligation, or (ii) to maintain any working capital or other balance sheet condition or any income statement condition of any other Person or otherwise to advance or make available funds for the purchase or payment of such indebtedness or obligation;

(c) to lease properties or to purchase properties or services primarily for the purpose of assuring the owner of such indebtedness or obligation of the ability of any other Person to make payment of the indebtedness or obligation; or

(d) otherwise to assure the owner of such indebtedness or obligation against loss in respect thereof.

In any computation of the indebtedness or other liabilities of the obligor under any Guaranty, the indebtedness or other obligations that are the subject of such Guaranty shall be assumed to be direct obligations of such obligor.

“Hazardous Material” means any and all pollutants, toxic or hazardous wastes or any other substances that might pose a hazard to health and safety, the removal of which may be required or the generation, manufacture, refining, production, processing, treatment, storage, handling, transportation, transfer, use, disposal, release, discharge, spillage, seepage, or filtration of which is or shall be restricted, prohibited or penalized by any applicable law (including, without limitation, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, petroleum, petroleum products, lead based paint, radon gas or similar restricted, prohibited or penalized substances).

“holder” means, with respect to any Note, the Person in whose name such Note is registered in the register maintained by the Company pursuant to Section 13.1.

“Indebtedness” with respect to any Person means, at any time, without duplication,

(a) its liabilities for borrowed money and its redemption obligations in respect of mandatorily redeemable Preferred Stock;

Schedule B

4

(b) its liabilities for the deferred purchase price of property acquired by such Person (excluding accounts payable arising in the ordinary course of business but including all liabilities created or arising under any conditional sale or other title retention agreement with respect to any such property);

(c) (i) all liabilities appearing on its balance sheet in accordance with GAAP in respect of Capital Leases and (ii) all liabilities which would appear on its balance sheet in accordance with GAAP in respect of Synthetic Leases assuming such Synthetic Leases were accounted for as Capital Leases;

(d) all liabilities for borrowed money secured by any Lien with respect to any property owned by such Person (whether or not it has assumed or otherwise become liable for such liabilities);

(e) all its liabilities in respect of letters of credit or instruments serving a similar function issued or accepted for its account by banks and other financial institutions (whether or not representing obligations for borrowed money);

(f) the aggregate Swap Termination Value of all Swap Contracts of such Person; and

(g) any Guaranty of such Person with respect to liabilities of a type described in any of clauses (a) through (f) hereof.

“Institutional Investor” means (a) any Purchaser of a Note, (b) any holder of a Note holding (together with one or more of its affiliates) more than 5% of the aggregate principal amount of the Notes then outstanding, (c) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form, and (d) any Related Fund of any holder of any Note.

“Lien” means, with respect to any Person, any mortgage, lien, pledge, charge, security interest or other encumbrance, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement or Capital Lease, upon or with respect to any property or asset of such Person (including, in the case of stock, shareholder agreements, voting trust agreements and all similar arrangements).

“Make-Whole Amount” is defined in Section 8.6.

“Material” means material in relation to the business, operations, affairs, financial condition, assets or properties of the Company and its Subsidiaries taken as a whole.

“Material Adverse Effect” means a material adverse effect on (a) the business, operations, affairs, financial condition, assets or properties of the Company and its Subsidiaries taken as a whole, (b) the ability of the Company to perform its obligations under this Agreement and the Notes, or (c) the validity or enforceability of this Agreement or the Notes.

Schedule B

5

“Memorandum” is defined in Section 5.3.

“Multiemployer Plan” means any Plan that is a “multiemployer plan” (as such term is defined in section 4001(a)(3) of ERISA).

“NAIC” means the National Association of Insurance Commissioners or any successor thereto.

“Notes” is defined in Section 1.

“Officer’s Certificate” means a certificate of a Senior Financial Officer or of any other officer of the Company whose responsibilities extend to the subject matter of such certificate.

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor thereto.

“Person” means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, business entity or Governmental Authority.

“Plan” means an “employee benefit plan” (as defined in section 3(3) of ERISA) subject to Title I of ERISA that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by the Company or any ERISA Affiliate or with respect to which the Company or any ERISA Affiliate may have any liability.

“Priority Debt” means, as of any date, the sum (without duplication) of (i) Indebtedness of the Company and its Subsidiaries secured by Liens not otherwise permitted by Sections 10.4(a) through (h), and (ii) outstanding unsecured Indebtedness of Subsidiaries not otherwise permitted by Sections 10.3(a) through (c).

“Preferred Stock” means any class of capital stock of a Person that is preferred over any other class of capital stock (or similar equity interests) of such Person as to the payment of dividends or the payment of any amount upon liquidation or dissolution of such Person.

“property” or “properties” means, unless otherwise specifically limited, real or personal property of any kind, tangible or intangible, choate or inchoate.

“PTE” is defined in Section 6.2(a).

“Purchaser” is defined in the first paragraph of this Agreement.

Schedule B

6

“Qualified Institutional Buyer” means any Person who is a “qualified institutional buyer” within the meaning of such term as set forth in Rule 144A(a)(1) under the Securities Act.

“Related Fund” means, with respect to any holder of any Note, any fund or entity that (i) invests in Securities or bank loans, and (ii) is advised or managed by such holder, the same investment advisor as such holder or by an affiliate of such holder or such investment advisor.

“Required Holders” means, at any time, the holders of a majority in principal amount of the Notes at the time outstanding (exclusive of Notes then owned by the Company or any of its Affiliates).

“Responsible Officer” means any Senior Financial Officer and any other officer of the Company with responsibility for the administration of the relevant portion of this Agreement.

“SEC” shall mean the Securities and Exchange Commission of the United States, or any successor thereto.

“Securities” or “Security” shall have the meaning specified in Section 2(1) of the Securities Act.

“Securities Act” means the Securities Act of 1933, as amended from time to time and the rules and regulations promulgated thereunder from time to time in effect.

“Senior Financial Officer” means the chief financial officer, principal accounting officer, treasurer or comptroller of the Company.

“Series A Notes” is defined in Section 1.

“Series B Notes” is defined in Section 1.

“Significant Subsidiary” means at any time any Subsidiary that would at such time constitute a “significant subsidiary” (as such term is defined in Regulation S-X of the SEC as in effect on the date of this Agreement) of the Company.

“Subsidiary” means, as to any Person, any corporation, association or other business entity in which such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such entity, and any partnership, limited liability company or joint venture if more than a 50% interest in the profits or capital thereof is owned by such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries (unless such partnership or joint venture can and does ordinarily take major business actions without the prior

Schedule B

7

approval of such Person or one or more of its Subsidiaries). Unless the context otherwise clearly requires, any reference to a “Subsidiary” is a reference to a Subsidiary of the Company. Notwithstanding the foregoing, “Subsidiary” shall not be deemed to include First Heartland Captive Insurance Company.

“SVO” means the Securities Valuation Office of the NAIC or any successor to such Office.

“Swap Contract” means (a) any and all interest rate swap transactions, basis swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward foreign exchange transactions, cap transactions, floor transactions, currency options, spot contracts or any other similar transactions or any of the foregoing (including, but without limitation, any options to enter into any of the foregoing), and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement.

“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts.

“Synthetic Lease” means, at any time, any lease (including leases that may be terminated by the lessee at any time) of any property (a) that is accounted for as an operating lease under GAAP and (b) in respect of which the lessee retains or obtains ownership of the property so leased for United States federal income tax purposes, other than any such lease under which such Person is the lessor.

“USA Patriot Act” means United States Public Law 107-56, Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

“Wholly Owned Subsidiary” means, at any time, any Subsidiary, all of the equity interests (except directors’ qualifying shares) and voting interests of which are owned by any one or more of the Company and the Company’s other Wholly Owned Subsidiaries at such time.

Schedule B

8

SCHEDULE 5.3

Disclosure Materials

Proxy Statement filed with the SEC on August 4, 2006.

Current Report on Form 8-K filed with the SEC on August 7, 2006.

Current Report on Form 8-K filed with the SEC on August 9, 2006.

Current Report on Form 8-K filed with the SEC on September 7, 2006.

Current Report on Form 8-K filed with the SEC on September 8, 2006.

Current Reports on Form 8-K filed with the SEC after the date of the First Closing but prior to the date of the Second Closing.

Schedule 5.3

SCHEDULE 5.4

Organization and Ownership of Shares of Subsidiaries; Affiliates

Name of Subsidiary	Jurisdiction of Incorporation	Percentage of Voting Stock Owned by the Company
Casey’s Services Company	Iowa	100%
Casey’s Marketing Company	Iowa	100%
Casey’s Retail Company	Iowa	100%

Note: A fourth subsidiary of the Company, First Heartland Captive Insurance Company, is in the process of being dissolved and shall not be deemed a “Subsidiary” within the meaning of this Agreement.

Schedule 5.4

SCHEDULE 5.5

Financial Statements

Annual Report on Form 10-K for the fiscal year ended April 30, 2003.

Annual Report on Form 10-K for the fiscal year ended April 30, 2004.

Annual Report on Form 10-K for the fiscal year ended April 30, 2005.

Annual Report on Form 10-K for the fiscal year ended April 30, 2006.

Quarterly Report on Form 10-Q filed with the SEC on September 14, 2006.

Quarterly Reports on Form 10-Q for the fiscal quarters ending October 31, 2006 and January 31, 2007 filed with the SEC after the date of the First Closing but prior to the date of the Second Closing.

Schedule 5.5

SCHEDULE 5.14

Use of Proceeds

Purchase of HandiMart Stores	$50,000,000
General corporate purposes	$50,000,000

$100,000,000

Schedule 5.14

SCHEDULE 5.15

Existing Indebtedness; Future Liens

The Company is the obligor of all debt listed below. Outstanding balances as of April 30, 2006. See footnote for obligees and collateral.

Capitalized lease obligations (1)	$1,964,327
Mortgage notes payable (2)	2,032,630
Gas N Shop note payable (3)	24,158,000
Various franchise acquisition notes payable (4)	10,842,500
Senior Notes 7.38% (5)	30,000,000
Senior Notes 6.50% (5)	12,000,000
Senior Notes 6.84% (5)	7,000,000
Senior Notes 7.08% (5)	8,000,000
Senior Notes 7.23% (5)	5,000,000
Senior Notes 7.89% (5)	57,142,856

158,140,313

(1)	Obligees – Wells Fargo, Jerry Stone, Key Equipment Finance
Collateral – Various Print Shop and IT equipment, as well as one store
(2)	Obligees – See schedule 10.4 for listing of obligees.
Collateral – 10 stores
(3)	Obligees – Larry Coffey and Gas N Shop Inc.
Collateral – 37 stores
(4)	Obligees – 7 former franchisees
Collateral – 16 stores
(5)	Obligees – Various institutional investors
Collateral – Unsecured

Schedule 5.15

SCHEDULE 5.18

Environmental Matters – Certain Products of the Company and its Subsidiaries

The business operations of the Company and its Subsidiaries entail the operation of convenience stores, including the sale of gasoline, in nine Midwestern states. Such business operations include the sale, storage, transportation and use of petroleum and petroleum products, household products, sanitary and cleaning supplies, lawn and garden supplies, and other miscellaneous automotive products, some of which may or do contain Hazardous Materials as defined herein. In the ordinary course of the business operations of the Company and its Subsidiaries, quantities of such petroleum and petroleum products, households products, sanitary and cleaning supplies, lawn and garden supplies and other automotive products are stored on the premises of their stores and distribution center facilities.

Schedule 5.18

SCHEDULE 10.3

Indebtedness of Subsidiaries

None.

Schedule 10.3

SCHEDULE 10.4

Liens

Dennis Spitler	$127,799
Ron Larson	75,000
Wayne Haines	51,604
Dennis Marten	147,959
Broderson Oil	400,000
WIPP, LLC	383,642
Beneke Enterprises	523,000

$1,709,004

Schedule 10.4

EXHIBIT 1(a)

[FORM OF SERIES A NOTE]

CASEY’S GENERAL STORES, INC.

5.72% SENIOR NOTE, SERIES A

DUE SEPTEMBER 30, 2019

No. AR-[ ]	[Date]
$[ ]	PPN: 147528 D# 7

FOR VALUE RECEIVED, the undersigned, CASEY’S GENERAL STORES, INC. (herein called the “Company”), a corporation organized and existing under the laws of the State of Iowa, promises to pay to [            ], or registered assigns, the principal sum of [            ] DOLLARS ($[            ]) (or so much thereof as shall not have been prepaid) on September 30, 2019 with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance hereof at the rate of 5.72% per annum from the date hereof, payable semiannually, on the March 30 and September 30 in each year, commencing with the March 30 or September 30 next succeeding the date hereof [(except that the initial interest payment shall be made on March 30, 2007)], until the principal hereof shall have become due and payable, and (b) to the extent permitted by law, on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest and any overdue payment of any Make-Whole Amount, payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to the greater of (i) 7.72% or (ii) 2.0% over the rate of interest publicly announced by JPMorgan Chase Bank, N.A. from time to time in Chicago, Illinois as its “base” or “prime” rate.

Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at the principal office of JPMorgan Chase Bank, N.A. in Chicago or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.

This Note is one of a series of Senior Notes (herein called the “Notes”) issued pursuant to the Note Purchase Agreement, dated as of September 29, 2006 (as from time to time amended, the “Note Purchase Agreement”), between the Company and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, to have (i) agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreement and (ii) made the representation set forth in Section 6.2 of the Note Purchase Agreement. Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Note Purchase Agreement.

Exhibit 1(a)

This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

The Company will make required prepayments of principal on the dates and in the amounts specified in the Note Purchase Agreement. This Note is also subject to prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.

If an Event of Default occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreement.

This Note shall be construed and enforced in accordance with, and the rights of the Company and the holder of this Note shall be governed by, the law of the State of Illinois excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

CASEY’S GENERAL STORES, INC.

By:
Name:
Title:

Attest:

By:
Name:
Title:

Exhibit 1(a)

2

EXHIBIT 1(b)

[FORM OF SERIES B NOTE]

CASEY’S GENERAL STORES, INC.

5.72% SENIOR NOTE, SERIES B

DUE MARCH 30, 2020

No. BR-[ ]	[Date]
$[ ]	PPN: 147528 E* 0

FOR VALUE RECEIVED, the undersigned, CASEY’S GENERAL STORES, INC. (herein called the “Company”), a corporation organized and existing under the laws of the State of Iowa, promises to pay to [            ], or registered assigns, the principal sum of [            ] DOLLARS ($[            ]) (or so much thereof as shall not have been prepaid) on March 30, 2020 with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance hereof at the rate of 5.72% per annum from the date hereof, payable semiannually, on the March 30 and September 30 in each year, commencing with the March 30 or September 30 next succeeding the date hereof [(except that the initial interest payment shall be made on September 30, 2007)], until the principal hereof shall have become due and payable, and (b) to the extent permitted by law, on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest and any overdue payment of any Make-Whole Amount, payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to the greater of (i) 7.72% or (ii) 2.0% over the rate of interest publicly announced by JPMorgan Chase Bank, N.A. from time to time in Chicago, Illinois as its “base” or “prime” rate.

Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at the principal office of JPMorgan Chase Bank, N.A. in Chicago or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.

This Note is one of a series of Senior Notes (herein called the “Notes”) issued pursuant to the Note Purchase Agreement, dated as of September 29, 2006 (as from time to time amended, the “Note Purchase Agreement”), between the Company and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, to have (i) agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreement and (ii) made the representation set forth in Section 6.2 of the Note Purchase Agreement. Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Note Purchase Agreement.

Exhibit 1(b)

This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

The Company will make required prepayments of principal on the dates and in the amounts specified in the Note Purchase Agreement. This Note is also subject to prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.

If an Event of Default occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreement.

This Note shall be construed and enforced in accordance with, and the rights of the Company and the holder of this Note shall be governed by, the law of the State of Illinois excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

CASEY’S GENERAL STORES, INC.

By:
Name:
Title:

Attest:

By:
Name:
Title:

Exhibit 1(b)

2

EXHIBIT 4.4(a)

FORM OF OPINION OF COUNSEL

FOR THE COMPANY

The opinion of Ahlers & Cooney P.C., counsel for the Company, shall be to the effect that:

1. The Company and each Subsidiary is a corporation duly incorporated and validly existing in good standing under the laws of the State of Iowa, and has all requisite corporate power and authority to own and operate its properties, to carry on its business as now conducted, and, in the case of the Company, to enter into and perform the Agreement and the Notes and to issue and sell the Notes.

2. The Company and each Subsidiary is duly qualified or licensed and in good standing as a foreign corporation authorized to do business in each jurisdiction where the nature of its business or the character of its properties makes such qualification or licensing necessary, except where such failure to be so qualified or licensed would not have a Material Adverse Effect.

3. The Agreement and the Notes have been duly authorized by proper corporate action on the part of the Company, have been duly executed and delivered by authorized officers of the Company and, subject to the assumption set forth below, constitute the legal, valid and binding obligations of the Company, enforceable in accordance with their terms, except to the extent that enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws of general application, now or hereafter in effect, relating to or affecting the enforcement of the rights of creditors or by equitable principles, regardless of whether enforcement is sought in a proceeding in equity or at law.

4. Based upon the representations set forth in the Agreement and the representations of JP Morgan Securities Inc. in its capacity as placement agent for the Company with respect to the Notes, the offering, sale and delivery of the Notes do not require the registration of the Notes under the Securities Act of 1933, as amended, or the qualification of an indenture under the Trust Indenture Act of 1939, as amended.

5. No authorization, approval or consent of, and no designation, filing, declaration, registration and/or qualification with, any Governmental Authority is necessary or required in connection with the execution, delivery and performance by the Company of the Agreement and the Notes or the offering, issuance and sale by the Company of the Notes.

6. The issuance and sale of the Notes by the Company, the performance of the terms and conditions of the Notes and the Agreement do not conflict with, or result in any breach or violation of any of the provisions of, or constitute a default under, or result in the creation or

Exhibit 4.4(a)

imposition of any Lien on the property of the Company pursuant to, the provisions of (i) the Restated Articles or Restated By-laws of the Company, (ii) any loan agreement or evidence of Indebtedness known to us to which the Company is a party, or other Material agreement or instrument known to us to which the Company is a party or by which it or its property is bound or may be affected, (iii) any Iowa or federal law (including usury laws) or regulation applicable to the Company, or (iv) to our knowledge, any order, writ, injunction or decree of any court or Governmental Authority applicable to the Company.

7. To our knowledge, there are no actions, suits or proceedings pending or threatened by means of a written communication against, or affecting the Company, at law or in equity or before or by any Governmental Authority, which could reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect.

8. The Company is not: (i) a “public utility” as defined in the Federal Power Act, as amended, or (ii) an “investment company” or “an affiliated person” thereof, as such terms are defined in the Investment Company Act of 1940, as amended.

9. The issuance of the Notes and the intended use of the proceeds of the sale of the Notes do not violate or conflict with Regulation T, U or X of the Board of Governors of the Federal Reserve System.

The opinion of Ahlers & Cooney P.C. shall cover such other matters relating to the sale of the Notes as the Purchasers may reasonably request. With respect to matters of fact on which such opinion is based, such counsel shall be entitled to rely on appropriate certificates of public officials and officers of the Company. For purposes of the opinion regarding enforceability, Ahlers & Cooney P.C. may assume that Illinois law is in all respects identical to Iowa law. With respect to matters governed by the laws of any jurisdiction other than the United States of America and the laws of the State of Iowa, Ahlers & Cooney P.C. may rely upon the opinions of counsel deemed (and stated in their opinion to be deemed) by them to be competent and reliable. The opinion of Ahlers & Cooney P.C. may state that such opinion is delivered to its recipients solely for their benefit and may not be furnished to, quoted or relied upon by any other person other than counsel to such recipients and any successors or assigns of such recipients’ interests in the Notes; provided, however, that the opinion may be disclosed (i) to such recipients’ agents and employees as necessary, (ii) in connection with the enforcement of obligations of the Company under the Notes and the Agreement, (iii) in response to a subpoena or other legal process, (iv) as otherwise required by applicable law or regulations or (v) in connection with the sale or transfer of the Notes.

Exhibit 4.4(a)

2

EXHIBIT 4.4(b)

FORM OF OPINION OF SPECIAL COUNSEL

TO THE PURCHASERS

The opinion of Gardner Carton & Douglas LLP, special counsel to the Purchasers, shall be to the effect that:

1. The Company is a corporation organized and validly existing in good standing under the laws of the State of Iowa, with requisite corporate power and authority to enter into the Agreement and to issue and sell the Notes.

2. The Agreement and the Notes have been duly authorized by proper corporate action on the part of the Company, have been duly executed and delivered by an authorized officer of the Company, and constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except to the extent that enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws of general application relating to or affecting the enforcement of the rights of creditors or by equitable principles, regardless of whether enforcement is sought in a proceeding in equity or at law.

3. Based upon the representations set forth in the Agreement, the offering, sale and delivery of the Notes do not require the registration of the Notes under the Securities Act of 1933, as amended, nor the qualification of an indenture under the Trust Indenture Act of 1939, as amended.

4. The issuance and sale of the Notes and compliance with the terms and provisions of the Notes and the Agreement will not conflict with or result in any breach of any of the provisions of the certificate of incorporation or by-laws of the Company.

5. No approval, consent or withholding of objection on the part of, or filing, registration or qualification with, any governmental body, Federal or state, is necessary in connection with the execution and delivery of the Agreement or the Notes.

Gardner Carton & Douglas LLP may rely, as to matters of Iowa law and as to the corporate power and authority of the Company and the due authorization, execution and delivery by the Company of the Agreement and the Notes upon the opinion of Ahlers & Cooney P.C. The opinion of Gardner Carton & Douglas LLP shall state that the opinion of Ahlers & Cooney P.C. is satisfactory in form and scope to Gardner Carton & Douglas LLP, and, in its opinion, the Purchasers are justified in relying thereon. Such opinion shall cover such other matters relating to the sale of the Notes as the Purchasers may reasonably request.

Exhibit 4.4(b)